=============================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     Among

                           WELLS ALUMINUM CORPORATION

                                      and

                      CREDIT AGRICOLE INDOSUEZ, AS AGENT,

                                      and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                              --------------------

                         Dated as of December 21, 1994

                                      and

                           Amended and Restated as of

                                  May 28, 1997

                              --------------------

                                  $15,000,000


==============================================================================

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
SECTION 1.  Amount and Terms of Credit........................................................................2

         1.01   Commitments...................................................................................2
         1.02   Minimum Amount of Each Borrowing; Maximum Number of Borrowings................................2
         1.03   Notice of Borrowings..........................................................................3
         1.04   Disbursement of Funds.........................................................................3
         1.05   Notes.........................................................................................4
         1.06   Conversions...................................................................................5
         1.07   Pro Rata Borrowings...........................................................................6
         1.08   Interest......................................................................................6
         1.09   Interest Periods..............................................................................7
         1.10   Special Provisions Governing LIBOR Loans......................................................8
         1.11   Capital Requirements.........................................................................12
         1.12   Total Loan Commitments; Limitations on Outstanding Loan Amounts..............................13
         1.13  Letters of Credit.............................................................................13
         1.14  Restatement Effective Date; Effect of Restatement.............................................22

SECTION 2.  Commitments......................................................................................24

         2.01   Voluntary Reduction of Commitments...........................................................24
         2.02   Mandatory Adjustments of Commitments, etc....................................................24
         2.03   Commitment Commission........................................................................24

SECTION 3. Payments..........................................................................................24

         3.01  Voluntary Prepayments.........................................................................25
         3.02   Mandatory Prepayments........................................................................25
         3.03  Method and Place of Payment...................................................................27
         3.04   Net Payments.................................................................................28

SECTION 4.  Conditions Precedent.............................................................................30

         4.01   Conditions Precedent to Effectiveness of Agreement...........................................30
         4.02  Conditions Precedent to All Loans.............................................................36
         4.03  Conditions Precedent to All Letters of Credit.................................................38

                                      -i-

SECTION 5.  Representations, Warranties and Agreements.......................................................39

         5.01  Corporate Status..............................................................................39
         5.02  Corporate Power and Authority; Business.......................................................39
         5.03  No Violation..................................................................................40
         5.04  Litigation....................................................................................41
         5.05  Use of Proceeds...............................................................................41
         5.06  Governmental Approvals, etc...................................................................41
         5.07  Investment Company Act........................................................................42
         5.08  Public Utility Holding Company Act............................................................42
         5.09  True and Complete Disclosure..................................................................42
         5.10  Financial Condition; Financial Statements; Projections........................................43
         5.11  Security Interests............................................................................45
         5.12  Tax Returns and Payments......................................................................45
         5.13  ERISA.........................................................................................46
         5.14  Subsidiaries..................................................................................47
         5.15  Patents, etc..................................................................................47
         5.16  Compliance with Laws, etc.....................................................................48
         5.17  Properties....................................................................................48
         5.18  Securities....................................................................................48
         5.19  Collective Bargaining Agreements..............................................................48
         5.20  Indebtedness Outstanding......................................................................49
         5.21  Environmental Matters.........................................................................49
         5.22  Environmental Investigations..................................................................51

SECTION 6. Affirmative Covenants.............................................................................51

         6.01  Information Covenants.........................................................................51
         6.02  Books, Records and Inspections................................................................57
         6.03  Maintenance of Property; Insurance............................................................57
         6.04  Payment of Taxes..............................................................................58
         6.05  Corporate Franchises..........................................................................58
         6.06  Compliance with Statutes, etc.................................................................58
         6.07  ERISA.........................................................................................59
         6.08  Performance of Obligations....................................................................59
         6.09  Fiscal Quarters; Fiscal Year..................................................................60
         6.10  Use of Proceeds...............................................................................60
         6.11  Intentionally Omitted.........................................................................60
         6.12  No Further Negative Pledges...................................................................60
         6.13  Lender Meeting................................................................................60
         6.14  Pledge of Additional Collateral...............................................................60
         6.15  Security Interests............................................................................61
         6.16  Environmental Events..........................................................................61



                                     -ii-

SECTION 7.  Negative Covenants...............................................................................62

         7.01  Changes in Business...........................................................................62
         7.02  Amendments or Waivers of Certain Documents....................................................62
         7.03  Liens.........................................................................................63
         7.04  Indebtedness..................................................................................65
         7.05  Capital Expenditures..........................................................................65
         7.06  Advances, Investments and Loans...............................................................66
         7.07  Prepayments of Indebtedness, etc..............................................................66
         7.08  Dividends, etc................................................................................67
         7.09  Transactions with Affiliates..................................................................68
         7.10  Total Interest Coverage Ratio.................................................................68
         7.11  Fixed Charge Coverage Ratio...................................................................69
         7.12  Leverage Ratio................................................................................70
         7.13  Minimum Net Worth.............................................................................70
         7.14  Current Ratio.................................................................................71
         7.15  Disposition of Assets.........................................................................71
         7.16  Contingent Obligations........................................................................72
         7.17  ERISA.........................................................................................72
         7.18  Merger and Consolidations.....................................................................73
         7.19  Sale and Lease-Backs..........................................................................73
         7.20  Sale or Discount of Receivables...............................................................73
         7.21  Issuance of Subsidiary Stock..................................................................74
         7.22  Speculative Transactions......................................................................74
         7.23  Subsidiaries..................................................................................74

SECTION 8.  Events of Default................................................................................74

         8.01  Payments......................................................................................75
         8.02  Representations, etc..........................................................................75
         8.03  Covenants.....................................................................................75
         8.04  Default Under Other Agreements................................................................75
         8.05  Bankruptcy, etc...............................................................................76
         8.06  ERISA.........................................................................................76
         8.07  Security Documents............................................................................77
         8.08  Judgments.....................................................................................77
         8.09  Ownership.....................................................................................78

SECTION 9.   Definitions.....................................................................................79


SECTION 10.   The Agent.....................................................................................105

         10.01  Appointment.................................................................................105
         10.02  Delegation of Duties........................................................................105
         10.03  Exculpatory Provisions......................................................................105
         10.04  Reliance by the Agent.......................................................................106

                                     -iii-

         10.05  Notice of Default...........................................................................107
         10.06  Non-Reliance on Agent and Other Banks.......................................................107
         10.07  Indemnification.............................................................................108
         10.08  The Agent in Its Individual Capacity........................................................108
         10.09  Successor Agent.............................................................................109
         10.10  Resignation, Transfer by Agent..............................................................109

SECTION 11.  Miscellaneous..................................................................................110

         11.01  Payment of Expenses, etc....................................................................110
         11.02  Right of Setoff.............................................................................111
         11.03  Notices.....................................................................................111
         11.04  Benefit of Agreement........................................................................112
         11.05  No Waiver; Remedies Cumulative..............................................................114
         11.06  Payments Pro Rata...........................................................................114
         11.07  Calculations; Computations..................................................................115
         11.08  Governing Law; Submission to Jurisdiction; Venue............................................115
         11.09  Counterparts................................................................................116
         11.10  Effectiveness...............................................................................116
         11.11  Headings Descriptive........................................................................117
         11.12  Amendment or Waiver.........................................................................117
         11.13  Survival....................................................................................117
         11.14  Domicile of Loans...........................................................................117
         11.15  Waiver of Jury Trial........................................................................117
         11.16  Independence of Covenants...................................................................118


ANNEX I  - List of Banks
ANNEX II - Bank Addresses

Schedule 4.01J                  -   Schedule of Corporate Insurance Policies
Schedule 4.01K(a)               -   Schedule of Liens
Schedule 4.01K(b)               -   Schedule of Restrictions
Schedule 5.01                   -   Schedule of Consents
Schedule 5.03                       Violations
Schedule 5.04                   -   Schedule of Litigation
Schedule 5.16                   -   Schedule of Violations
Schedule 5.19                   -   Schedule of Collective Bargaining Agreements
Schedule 5.20                   -   Indebtedness Outstanding
Schedule 5.21                   -   Environmental Matters

EXHIBIT A             -    Form of Revolving Note
EXHIBIT B-1           -    Form of Opinion of Kramer, Levin, Naftalis & Frankel
EXHIBIT B-2           -    Form of Opinion of Local Counsel
EXHIBIT C             -    Form of Amended General Security Agreement
EXHIBIT D-1           -    Form of Notice of Assignment

                                     -iv-

EXHIBIT D-2           -    Form of Assignment and Assumption Agreement
EXHIBIT E             -    Form of Notice of Borrowing
EXHIBIT F             -    Form of Notice of Conversion/Continuation
EXHIBIT G             -    Form of Notice of Issuance
EXHIBIT H             -    Form of Borrowing Base Certificate
EXHIBIT I-1           -    Form of Officers' Certificate Regarding Conditions Precedent
EXHIBIT I-2           -    Form of Officers' Certificate Regarding Environmental Review
EXHIBIT I-3           -    Form of Officers' Solvency Certificate


         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 21, 1994 and amended and restated as of May 28, 1997 (the "Agreement"), among WELLS ALUMINUM CORPORATION, a Maryland corporation ("Borrower"), the lending institutions listed in Annex I (each a "Bank" and, collectively, the "Banks") and CREDIT AGRICOLE INDOSUEZ ("Indosuez") as agent and collateral agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, the Borrower, the Agent and the lending institutions party thereto have entered into a Credit Agreement dated as of December 21, 1994 and as amended to date (the "Existing Credit Agreement"); and

         WHEREAS, the Borrower has issued $105 million of its 10 1/8% Senior Notes due 2005 (the "Senior Notes"); and

         WHEREAS, Borrower desires (a) to repay all of the Borrower's obligations, including accrued interest and prepayment premiums, under (i) the Existing Credit Agreement and (ii) the Borrower's outstanding 14.125% Senior Subordinated Notes due 2001 (the "Subordinated Notes") (together, the "Refinancing"), and (b) to pay a special cash dividend of $62.00 per share to the holders of its common stock, to settle existing employee stock options and to repurchase shares of its common stock (as more fully defined herein, the "Distributions") and, in each case, to pay related fees and expenses (the Refinancing and the Distributions together, the "Recapitalization"); and

         WHEREAS, as part of the Refinancing, Borrower has requested that the Banks amend and restate the Existing Credit Agreement to permanently terminate all Term Loan Commitments (as defined in the Existing Credit Agreement) and make available to Borrower the revolving credit facilities described herein; and

         WHEREAS, as part of the Refinancing, Borrower has requested that the Banks amend the General Security Agreement to provide security only with respect to inventory and accounts receivable and release all other security interests; and

         WHEREAS, the Banks are willing to make available the credit facilities provided for herein.

                  SECTION 1.  Amount and Terms of Credit.

                  1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time on and after the Closing Date and prior to the Final Revolving Loan Maturity Date, to make a Loan or Loans to the Borrower under the Loan Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") which (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Final Revolving Loan Maturity Date, (ii) except as hereinafter provided, shall initially be made as Base Rate Loans but may, at the Borrower's option and subject to the terms hereof, thereafter be converted into LIBOR Loans; provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time and (v) shall not be made if the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the Revolving Loan requested by the relevant Notice of Borrowing, plus the then outstanding Letters of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding Requests for Issuance, would exceed the lesser of the Borrower's Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section
6.01 or the Total Revolving Loan Commitment.

                  1.02. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The minimum aggregate principal amount of a Borrowing of Loans shall be $100,000 and Borrowings in excess thereof shall be in integral multiples of $100,000. At no time shall there be more than six (6) Borrowings of LIBOR Loans.

                  1.03 Notice of Borrowings. Whenever the Borrower desires that the Banks make Loans under the Loan Facility it shall give the Agent at the Agent's Office (i) prior to 10:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Loans and (ii) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans; provided that if written notice (or telephonic notice promptly confirmed in writing) is given prior to 10:00 A.M. (New York time) on the day of a requested Borrowing, Borrowings of Base Rate Loans may be made available on a same-day basis. Each such notice, which shall be substantially in the form of Exhibit E hereto (each a "Notice of Borrowing") shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify
(a) the aggregate principal amount in U.S. dollars of the Loans to be made pursuant to such Borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder, including without limitation, availability under the Borrowing Base,
(b) the requested date of Borrowing (which shall be a Business Day) and (c) whether the respective Borrowing shall consist of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the requested Interest Period to be initially applicable thereto. The Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  1.04 Disbursement of Funds. (a) No later than 1:00 P.M.
(New York time) on the date specified in each Notice of Borrowing, each Bank will make available to the Agent in New York, N.Y. its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.

                 (b) Each Bank shall make available all amounts it is to fund under any Borrowing on or after the Closing Date in immediately available funds to the Agent to the account specified therefor by the Agent or if no account is so specified at the Agent's Office and the Agent will make such funds available to the Borrower by depositing to the account specified therefor by the Borrower or if no account is so specified to its account at the Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the

Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Rate or (y) if paid by the Borrower (and/or one or more other Credit Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Agent as a result of the failure of such Bank to provide such amount as provided in this Agreement.

                  (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitment hereunder or to prejudice any rights which the Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Bank shall be evidenced by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto, with blanks appropriately completed in conformity herewith.

                  (b) The Revolving Note of the Borrower issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the aggregate principal amount of the Revolving Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final Revolving Loan Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and LIBOR Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

                  (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby; provided, however, that failure to make any such notation shall not affect the Borrower's or any Credit Party's obligations hereunder or under the other applicable Credit Documents in respect of such Loans.

                  1.06 Conversions. Subject to the provisions of Section
1.10 hereof, the Borrower shall have the option (i) to convert on any Business Day all or any part of its outstanding Base Rate Loans equal to at least $100,000 and integral multiples of $100,000 in excess of such amount, to LIBOR Loans, (ii) to convert on any Business Day all or any part of its outstanding LIBOR Loans equal to at least $100,000 and integral multiples of $100,000 in excess of that amount, to Base Rate Loans; provided that (a) except as otherwise provided in Section 1.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (b) no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans under the Loan Facility (or Portion thereof) made pursuant to a single Borrowing to less than $100,000, (c) a Loan may only be continued as or converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion and (d) Borrowings resulting from conversions pursuant to this Section 1.06 shall be limited in amount and number as provided in Section 1.02; or (iii) upon the expiration of any Interest Period applicable to LIBOR Loans, to continue all or any portion of such Loans equal to at least $100,000 and integral multiples of $100,000 in excess of that amount, as LIBOR Loans, and succeeding Interest Period(s) of such continued Loans shall commence on the last day of the Interest Period of the Loans to be continued. Each such conversion/continuation shall be effected by the Borrower by giving the Agent at the Agent's Office prior to 10:00 A.M. (New York time) at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion/Continuation"), substantially in the form of Exhibit F hereto, specifying the Loans to be so converted, the Type of Loans to be converted into, the proposed conversion/continuation date, and, if to be converted into LIBOR Loans, the requested Interest Period or Interest Periods to be initially applicable thereto. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any of its Loans. Notwithstanding the foregoing or the provisions of Section 1.09, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of LIBOR Loans is to expire, such Loans may not be continued as LIBOR Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Conversion/Continuation has been duly delivered with respect to a LIBOR Loan on or before the third Business Day prior to the last day of the Interest Period applicable thereto, such LIBOR Loan shall be automatically converted into a Base Rate Loan.

                  Except as provided in Section 1.10 hereof, a Notice of Conversion/Continuation for conversion to or continuation of LIBOR Loans or for conversion to Base Rate Loans shall be irrevocable.

                  The giving to the Agent of a Notice of
Conversion/Continuation with respect to Loans which are to be converted to or continued as LIBOR Loans shall be deemed to be a representation by the Borrower on the date of such Notice of Conversion/Continuation that no Default or Event of Default has occurred and is continuing under this Agreement.

                  1.07 Pro Rata Borrowings. All Borrowings under this
Agreement shall be loaned by the Banks pro rata on the basis of their Revolving Loan Commitments. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.08 Interest. (a) Subject to the provisions of paragraph (c) below, the unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted into a LIBOR Loan) at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time and (ii) the applicable Interest Margin.

                  (b) Subject to the provisions of paragraph (c) below, the unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted to a Base Rate Loan) at a rate per annum equal to the Adjusted LIBOR Rate.

                  (c) Interest at a rate per annum equal to the rate of interest applicable as provided in paragraphs (a) or (b) above plus 2%, shall accrue and be payable in respect of each Loan upon (i) the unpaid principal amount of each Loan, upon the occurrence and during the continuance of an Event of Default described in Section 8.01 or 8.03(a), (ii) overdue principal and
(iii) to the extent permitted by law, overdue interest.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment

                                      -7-
thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December beginning June 30, 1997; (ii) in respect of each LIBOR Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first date of such Interest Period; and
(iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (f) The Agent, upon determining the interest rate for any Borrowing of LIBOR Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                  1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, conversion into, or continuation of, a Borrowing of LIBOR Loans, it shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period.

                  (a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter (including continuations thereof) in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

                  (b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

                  (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

                  (d) no Interest Period shall extend beyond the Final Revolving Loan Maturity Date.

                  1.10 Special Provisions Governing LIBOR Loans.
Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                  (a) On an Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Bank.

                  (b) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clause (ii) or (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

                             (i) on any Interest Rate Determination Date that,
                  by reason of any changes arising on or after the Closing Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR;

                            (ii) at any time that such Bank shall incur
                  increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans or its obligation to make LIBOR Loans because of (x) any change since the Closing Date (including changes proposed or published prior to the Closing Date) in any applicable law, governmental rule, regulation, guideline, request or order, whether or not having the force of law, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, request or order, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of Adjusted LIBOR and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                           (iii) at any time that the making or continuance of
                  any LIBOR Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank eurodollar market;

         then, and in any such event, the Agent in the case of clause (i) above or such Bank in the case of clause (ii) or (iii) above shall on such date give notice (by telephone confirmed in writing) to the Borrower of the Loan affected and, in the case of clause (ii) or (iii) to the Agent, of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the borrowing of or conversion into (including continuance of) LIBOR Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower of the Loan affected shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower of the Loan affected by such Bank shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower of the Loan affected shall take one of the actions specified in Section 1.10(c) as promptly as possible and, in any event, within the time period required by law.

                  (c) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.10(b)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 1.10(b)(iii) shall) either (i) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected LIBOR Loan, cancel said Notice of Borrowing or Notice of Conversion/Continuation by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Bank pursuant to Section 1.10(b)(ii) or
         (iii), or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such LIBOR Loan into a Base Rate Loan, or prepay such LIBOR Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and provided, further, that the Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

                  (d) Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no LIBOR rate is available by reason of the inability of the Agent to determine such interest rate in accordance with the definition thereof, the Agent shall give the Borrower and each Bank prompt notice thereof and the Loans requested to be made as LIBOR Loans shall, subject to the applicable notice requirements, be made as Base Rate Loans.

                  (e) Each Bank agrees that, as promptly as practicable after it has actual knowledge of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b)(ii) or (iii), it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected LIBOR Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 1.10(b)(iii) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. The Borrower hereby agrees to promptly pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 1.10(e).

                  (f) The Borrower shall compensate each Bank, upon written request by that Bank, for all reasonable losses, expenses and liabilities (including, without limitation, such factors as any interest paid by that Bank to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss sustained by that Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with the re-employment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding)) which that Bank may sustain with respect to the Borrower's LIBOR Loans: (i) if for any reason (other than a default or error by that Bank) a Borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing, conversion or continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to Section
         1.6 hereof (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(b)(i)); or (ii) if any prepayment or repayment (as required by Section 3.01 or 3.02 hereof, by acceleration or otherwise) or conversion of any of such Bank's LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan; or (iii) if any prepayment or repayment of any such Bank's LIBOR Loans is not made on any date specified in a notice of prepayment or repayment given by the Borrower; or (iv) as a consequence of (x) any other failure by the Borrower to repay such Bank's LIBOR Loans when required by the terms of this Agreement or (y) any election made pursuant to Section 1.10(b)(ii). Compensation owing under this Section 1.10(f) shall be equal to the amount of interest which would have accrued on the amount of principal prepaid or repaid or converted or not borrowed for the period from the date of such prepayment or repayment or conversion or failure to borrow or prepay or repay to the last day of the then current Interest Period for the relevant LIBOR Loan (or, in the case of a failure to borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Loan provided for herein minus any amount such Bank, in good faith and in its sole discretion, determines is realizable upon the re-employment of such funds. A certificate as to the amount of such losses, expenses and liabilities submitted to the Borrower by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (g) Any Bank may make, carry or transfer LIBOR Loans at, to or for the account of any of its branch offices or the office of an Affiliate of that Bank; provided that any increased costs associated therewith shall be borne by such Bank.

                  (h) During the continuance of a Default or Event of Default, the Borrower may not elect to have a Loan made or maintained as, or converted into, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan.

                  1.11 Capital Requirements. If any Bank shall have determined that the adoption or effectiveness after the Closing Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof), has or would have the effect of reducing the rate of return on such Bank's or such Bank's parent's capital or assets as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank (including in each case, without limitation, with respect to any Bank's Commitment or any Loan), then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although any delay in giving any notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this
Section 1.11.

                  1.12 Total Loan Commitments; Limitations on Outstanding
Loan Amounts. The amount of the Total Revolving Loan Commitment is $15,000,000, including up to $5,000,000 of Letters of Credit. Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the sum of the aggregate principal amount of all Revolving Loans and Letter of Credit Participations of any Bank at any time exceed such Bank's pro rata share of the Total Revolving Loan Commitment, (b) in no event shall the sum of the aggregate principal amount of all Revolving Loans and Letter of Credit Participations from all Banks at any time exceed the Total Revolving Loan Commitment and (c) in no event shall the Total Utilization of Revolving Loan Commitment plus outstanding Letter of Credit Participations exceed the lesser of the Total Revolving Loan Commitment or the Borrowing Base.

                  1.13  Letters of Credit.

                  (A) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the Borrower may request, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrower; provided that (i) the Borrower shall not request that an Issuing Bank issue any Letter of Credit and an Issuing Bank shall not issue any Letter of Credit, if, after giving effect to such issuance the sum of (a) the then outstanding Letters of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance of a Letter of Credit, plus
(b) the aggregate principal amount of Revolving Loans then outstanding, after giving effect to the making of all Revolving Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the lesser of the Borrower's Borrowing Base as shown in the Borrowing Base Certificate that was last required to be delivered pursuant to Section 6.01 or the Total Revolving Loan Commitment then in effect, (ii) in no event shall any Issuing Bank issue
(w) any Letter of Credit having an expiration date later than thirty (30) Business Days prior to the Final Revolving Loan Maturity Date after giving effect to any possible renewal of such Letter of Credit pursuant to the proviso of the following clause (ii)(x),

                                     -14-
(x) subject to the foregoing clause (ii)(w), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (ii)(w), this clause (x) shall not prevent any Issuing Bank from issuing a Letter of Credit containing a provision to the effect that such Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) the Borrower notifies the Issuing Bank in writing one Business Day prior to the applicable renewal date that the Borrower elects to allow the Letter of Credit to expire without being renewed, or (II) the Issuing Bank or the Required Banks notify the Borrower in writing, prior to the date set forth in such Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Letter of Credit is to be renewed, that such Letter of Credit shall not be so renewed, in which case such Letter of Credit shall not be so renewed, (y) any Letter of Credit, the initial stated amount of which is less than $100,000, or (z) any Letter of Credit (I) as to which a drawing can be made in a location other than in the United States of America,
(II) which is governed by laws other than the laws of the State of New York, without regard to the principles of conflicts of laws or (III) as to which the beneficiary is not required, by acceptance of the Letter of Credit, to be subject to the exclusive jurisdiction of any competent state or federal court in the State of New York with regard to such Letter of Credit and (iii) the Borrower shall not request that any Issuing Bank issue and no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letters of Credit Usage in respect of all Letters of Credit would exceed $5,000,000.

                  The issuance of any Letter of Credit in accordance with the provisions of this Section 1.13 shall be given effect in the calculation of the aggregate principal amount of Revolving Loans outstanding and the Letters of Credit Usage and shall require the satisfaction of each condition set forth in Sections 4.02 and 4.03; provided that the Borrower shall pay interest, charges and commissions on such issued Letters of Credit only pursuant to this Section 1.13.

                  Immediately upon the issuance of each Letter of Credit, each Bank other than the Issuing Bank or Banks shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation (such participation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation") in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's pro rata share (determined on the basis of such Bank's Revolving Loan Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

                  Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

                  (B) Request for Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent a request for issuance of a Letter of Credit (a "Notice of Issuance"), substantially in the form of Exhibit G hereto, no later than 10:00 A.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit, (ii) the face amount of such Letter of Credit, (iii) the expiration date of such Letter of Credit and (iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(C). At least two Business Days prior to the date of issuance, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than 1:00 P.M. in the time zone of the Issuing
Bank on the Business Day (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a Notice of Issuance and the determination of the Issuing Bank thereof, the Agent shall notify each Bank of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with
Section 1.13(A).

                  (C)       Determination of Issuing Bank.

                  (1) Upon receipt by the Agent of a Notice of Issuance pursuant to Section 1.13(B), in the event the Agent elects to issue such Letter of Credit, the Agent shall so notify the Borrower, and the Agent shall be the Issuing Bank with respect thereto. In the event that the Agent, in its sole discretion, elects not to issue such Letter of Credit, the Agent shall promptly so notify the Borrower, and the Borrower may request any other Bank to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Borrower and the Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Bank that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto, it being expressly understood that no Bank will have any obligation to issue any Letter of Credit. No Issuing Bank shall issue any Letter of Credit denominated in a currency other than Dollars.

                  (2) Each Issuing Bank that elects to issue a Letter of Credit shall promptly give written notice to the Agent and each other Bank of the information required under Section 1.13(B)(i)-(iv) relating to the Letter of Credit.

                  (D) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrower and the Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Agent and such Issuing Bank prior to 10:00 A.M. (New York time) on the Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Banks to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Bank for the amount of such drawing; and further provided that if, for any reason, proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse such Issuing Bank, on the Business Day (which shall be a Business Day under the laws of the jurisdiction of such Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in Section 1.13(F)(1)(i).

                  (E) Payment by Banks. In the event that the Borrower shall fail to reimburse an Issuing Bank as provided in Section 1.13(D) in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a Business Day under the laws of the jurisdiction of such Issuing Bank) after the date notified by such Issuing Bank. In the event that any Bank fails to make available to such Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(E), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this Section 1.13(E) with respect to any Let-ter of Credit issued by such Issuing Bank such other Bank's pro rata share of all payments received by such Issuing Bank from the Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. Nothing in this Section 1.13(E) shall be deemed to relieve any Bank from its obligation to pay all amounts payable by it under this Section 1.13(E) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder and no Bank shall be responsible for the failure of any other Bank to pay its pro rata share payable under this Section 1.13(E).

                  (F)      Compensation.

                  (1) The Borrower agrees to pay the following amount with respect to all Letters of Credit:

                     (i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 1.13(D)) at a rate which is at all times equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Base Rate Loans during such period; provided that amounts reimbursed after 12:00 noon (New York time) on any date shall be deemed to be reimbursed on the next succeeding Business Day; and

                    (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

                  (2) The Borrower agrees to pay to the Agent for distribution to each Bank in respect of all Letters of Credit outstanding such Bank's pro rata share of a commission equal to 2% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last Business Day of each March, June, September and December and calculated on the basis of a 365-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in

Section 8.01 or 8.03(a), the commission referred to in the preceding sentence shall be 4% per annum.

                  (3) The Borrower agrees to pay to each Issuing Bank in respect of all Letters of Credit outstanding issued by each such Issuing Bank a commission equal to .25% per annum of the maximum amount available from time to time to be drawn under each outstanding Letter of Credit issued by such Issuing Bank, payable in arrears on and through the last Business Day of each March, June, September and December and calculated on the basis of a 365-day year and the actual number of days elapsed.

                  Amounts payable under clauses (1)(i) and (2) of this Section 1.13(F) shall be paid to the Agent on behalf of the Banks. The Agent shall distribute to each Bank its pro rata share of such amount. Amounts payable under clauses (1)(ii) and (3) of this Section 1.13(F) shall be paid directly to the Issuing Bank.

                  (G) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the Banks under Section 1.13(E) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit;

                  (2) the existence of any claim, setoff, defense or other right that the Borrower or any Affiliate of the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                  (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certifi-

                                     -20-
         cate or other document that does not comply with the terms of such Letter of Credit unless such Issuing Bank shall have acted with willful misconduct or gross negligence in issuing such payment;

                  (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

                  (6) the fact that a Default or Event of Default shall have occurred and be continuing.

                  (H) Additional Payments. If by reason of (a) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by any Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                     (i) such Issuing Bank or any Bank shall be subject to any Non-Excluded Tax or other levy or charge of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 1.13, whether directly or by such being imposed on or suffered by such Issuing Bank or any Bank;

                    (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participations therein purchased by any Bank; or

                   (iii) there shall be imposed on such Issuing Bank or any Bank any other condition regarding this Section 1.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay on demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Loans then in effect; provided that the failure of any Bank to timely give such notice shall not affect the obligation of the Borrower to pay such amounts. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower and the Agent by that Issuing Bank or any Bank, as the case may be, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (I) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 1.13, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

                  As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower.

                  Notwithstanding anything to the contrary contained in this
Section 1.13(I), the Borrower shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising solely out of the gross negligence or willful misconduct of such Issuing Bank or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment under the Letters of Credit issued by it.

                  (J) Computation of Interest. Interest payable pursuant to this Section 1.13 shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues.

                  1.14       Restatement Effective Date; Effect of Restatement.

                  (a)  This Agreement shall become effective as provided in
Section 11.10.

                  (b) Upon the effectiveness of this Agreement in accordance with the terms hereof:

                            (i) the terms and conditions of the Existing Credit Agreement shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Agent, the Banks and the Borrower accruing from and after the Closing Date;

                           (ii) this Agreement shall not in any way release or impair the rights, duties, obligations or Liens with respect to the Collateral created pursuant to the Existing Credit Agreement or any other Credit Document or affect the relative priorities thereof, in each case to the extent in force and effect hereunder and thereunder as of the Amendment Date and except as modified hereby or thereby or by documents, instruments and agreements executed and delivered in connection herewith or therewith, and all of such rights, duties, obligations and Liens with respect to the Collateral are ratified and affirmed by the parties hereto;

                          (iii) notwithstanding any other provisions of this Agreement, all indemnification obligations of the Borrower under the Existing Credit Agreement and any other Credit Document shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Agent and the Banks;

                           (iv) the obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue to be outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not be deemed to constitute a refinancing, substitution or novation of such obligations;

                            (v) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any of the Banks or the Agent under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation of the Borrower under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth in this Agreement or is modified hereby;

                           (vi) any and all references in the Credit Documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement as restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

                  SECTION 2.  Commitments.

                  2.01 Voluntary Reduction of Commitments. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Agent's Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Revolving Loan Commitment, in part or in whole; provided that (x) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction pursuant to this Section
2.01 shall be in the amount of at least $250,000 and integral multiples of $100,000 in excess of that amount; provided, further, that the Total Revolving Loan Commitment shall not be reduced to an amount less than the aggregate Revolving Loans and Letters of Credit Usage then outstanding.

                  2.02  Mandatory Adjustments of Commitments, etc.
The Total Revolving Loan Commitment shall terminate on the Final Revolving Loan Maturity Date.

                  2.03 Commitment Commission. The Borrower agrees to pay the Agent a commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Closing Date to but not including the date the Total Revolving Loan Commitments have been terminated, computed at a rate equal to 3/8% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Commissions shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1997, and on the Maturity Date based on the actual number of days elapsed over a year of 360 days.

                  SECTION 3. Payments.

                  3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans in whole or in part from time to time, without premium or penalty, on the following terms and conditions: (i) The Borrower shall give the Agent at the Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment and which notice shall promptly be transmitted by the Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $250,000 and integral multiples of $100,000 in excess of such amount; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing under the Loan Facility (or Portion thereof) shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $100,000; provided, further, that only one Revolving Loan Borrowing may be voluntarily prepaid on any one day; and (iii) LIBOR Loans may only be prepaid pursuant to this Section 3.01 on the last day of an Interest Period applicable thereto.

                  3.02  Mandatory Prepayments.

                  (A)   Requirements:

                  (a) The Borrower shall prepay the outstanding principal amount of the Revolving Loans on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such day and together with the outstanding principal amount of Letters of Credit Usage) exceeds the Total Revolving Loan Commitments in the amount of such excess.

                  (b) If the aggregate principal amount of outstanding Revolving Loans and Letters of Credit Usage exceeds the Borrowing Base as set forth in the Borrower's most recent Borrowing Base Certificate required to be delivered pursuant to Section 6.01 of this Agreement (such amount is hereinafter referred to as the "Excess"), then the Borrower shall prepay its Revolving Loans in a principal amount equal to such Excess no later than two (2) Business Days after Borrower has delivered, or was required to deliver, such Borrowing Base Certificate to the Agent and the Banks; provided that if there are no Revolving Loans then outstanding, the Borrower shall cash collateralize Letters of Credit, if any, on terms satisfactory to the Agent, in a principal amount equal to such Excess.

                  (c) Within one Business Day of the date of funds being made available to the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, of Net Cash Proceeds, an amount equal to 100% of such Net Cash Proceeds or Net Financing Proceeds in excess of $250,000 shall be applied as provided in Section 3.02(B)(a); provided that Net Cash Proceeds with respect to sales of assets that comply with clauses
         (iii) and (iv) of Section 7.15 shall not be required to be so applied.

                  (d) Within one Business Day of the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds in excess of $250,000 received by the Borrower (including capital contributions to the Borrower) or such Subsidiary (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) from the sale after the Closing Date of equity (other than equity securities sold or issued to the Borrower's management employees in connection with a management incentive program or as provided for in the Indenture in connection with an optional redemption of Senior Notes) shall be applied as provided in Section 3.02(B)(a).

                  (e) On the date of funds being made available to the Borrower and/or any of the Borrower's Subsidiaries, an amount equal to 100% of
         (i) any surplus assets of any Pension Plan returned to the Borrower or any of the Borrower's Subsidiaries and (ii) any tax refunds made to the Borrower shall be applied as provided in Section 3.02(B)(a); provided that no such surplus assets or tax refunds shall be required to be so applied in any given fiscal year of the Borrower until the aggregate of all such surplus assets or tax refunds, as the case may be, in such year equals or exceeds $250,000.

                  (f) At the Agent's discretion, on the date of receipt thereof by the Borrower, an amount equal to 100% of any insurance proceeds received less any portion of such proceeds not in excess of $250,000 that is promptly applied to repair or replace the damaged property which is the subject of such proceeds shall be applied as provided in
         Section 3.02(B)(a).

                  (B)      Application:

                  (a) Prepayments to be applied pursuant to this Section 3.02(B)(a) shall be applied first to prepay Revolving Loans and second to cash collateralize Letters of Credit, if any, on terms satisfactory to the Agent.

                  (b) With respect to each prepayment of Loans required by
         Section 3.02(A), the Borrower shall give the Agent two Business Days notice and may designate the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid; provided that (i)(x) LIBOR Loans may be designated for prepayment pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all LIBOR Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been or are concurrently being paid in full and (y) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $100,000, such Borrowing shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a des-ignation by the Borrower, the Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 1.10(f).

                  3.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent, for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Agent or if no account has been so specified at the Agent's Office, it being understood that written notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Agent in New York prior to 1:00 P.M. (New York time) on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Agent in full on the same day (if payment is actually received by the Agent prior to 1:00 P.M. (New York time) on such day), the Agent shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Agent until the date the Agent pays such amount to such Bank.

                  (b) Any payments under this Agreement which are made by the Borrower later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to LIBOR Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

                  3.04 Net Payments. (a) All payments by the Borrower under this Agreement or under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on the net income of a Bank pursuant to the income tax laws of the United States or jurisdictions where such Bank's principal or lending office is located (collectively, such non-excluded taxes are hereinafter referred to as "Non-Excluded Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or any Credit Document. If the Borrower is required by law to make any deduction or withholding on account of Non-Excluded Taxes from any payment due hereunder or under the Notes, then (i) the Borrower shall timely remit such Taxes to the Governmental Authority imposing the same and (ii) the amount payable hereunder or under the Notes will be increased to such amount which, after deduction from such increased amount of all amounts required to be deducted or withheld therefrom, will not be less than the amount otherwise due and payable. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 3.04 submitted to the Borrower by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Non-Excluded Taxes, the Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

                  (b) Without prejudice to the provisions of paragraph (a) of this Section 3.04, if any Bank, or the Agent on its behalf, is required to make any payment on account of Non-Excluded Taxes on or in relation to any sum received or receivable under this Agreement and/or the other Credit Documents by such Bank, or the Agent on its behalf, or any liability for Non-Excluded Taxes in respect of any such payment is imposed, levied or assessed against any Bank, or the Agent on its behalf, the Borrower will promptly indemnify such Person against such Non-Excluded Tax payment or liability, together with any interest, penalties and expenses (including counsel fees and expenses) payable or incurred in connection therewith. The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction as such

Bank shall determine are payable by such Bank in respect of Non-Excluded Taxes paid to or on behalf of such Bank pursuant to this Section 3.04. For purposes of this Section, the term "Non-Excluded Taxes" includes interest, penalties and expenses payable or incurred in connection therewith. A certificate by such Bank, or the Agent on its behalf, as to the calculation and amount of such payments shall, absent manifest error, be final, conclusive and binding upon all parties hereto for all purposes. With respect to each deduction or withholding for or on account of any Non-Excluded Taxes, the Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

                  (c) Each Bank organized under the laws of a jurisdiction outside the United States (hereinafter, a "Non-U.S. Bank") shall, on or before the date the first payment is due from Borrower on any Borrowings made hereunder and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), provide the Borrower with IRS Form W-8, Form 1001, or Form 4224, as appropriate, or any successor form prescribed by the IRS, indicating that such Non-U.S. Bank is entitled to complete or partial exemption from withholding on all payments to be received by it under this Agreement. If the form provided by such Bank indicates that such Bank is entitled to benefits under an income tax treaty to which the United States is a party and which reduces the rate of the withholding tax on payments made hereunder below the U.S. statutory rate then in effect, such reduced withholding tax will be included in "Non-Excluded Taxes" as defined in this Section 3.04.

                  (d) For any period with respect to which a Non-U.S. Bank has failed to provide the Borrower with the appropriate form (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date of this Agreement), such Non-U.S. Bank shall not be entitled to indemnification under Section 3.04(a) or 3.04(b) with respect to withholding taxes imposed by the United States; provided, however, that should a Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Non-Excluded Taxes.

                  (e) In the event a Non-U.S. Bank at the time of an assignment is entitled to the benefit of payments pursuant to Section 3.04(a) or Section 3.04(b), the assignee of such Non-U.S. Bank shall be entitled to the same benefits (including further benefit of payments that may arise with respect to such assignee) that would have been available to the assignor Non-U.S. Bank in the absence of such assignment, but only to the extent the relevant amounts are incurred by or with respect to such assignee.

                  (f) If the Borrower is required to pay additional amounts to for the account of any Bank pursuant to this Section 3.04, then such Bank shall take efforts to change the jurisdiction of its lending office so as to eliminate or reduce any such additional amounts which may thereafter accrue if such change would not, in the sole judgment of such Bank, result in any cost to such Bank.

                  (g) Nothing contained in this Section 3.04 shall require any Bank to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

                  SECTION 4.  Conditions Precedent.

                  4.01  Conditions Precedent to Effectiveness of
Agreement. The effectiveness of this Agreement is subject (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

                  (A) Officers' Certificate. The Agent shall have received a certificate dated the Closing Date, substantially in the form of Exhibit I-1 annexed hereto, and signed by an appropriate officer of the Borrower on behalf of the Borrower stating that all of the applicable conditions set forth in this
Section 4.01 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agent and/or the Required Banks) have been satisfied or waived as of such date.

                  (B) Opinions of Counsel. The Agent shall have received an opinion or opinions addressed to each of the Banks and dated the Closing Date, each in form and substance satisfactory to the Agent, from (i) Kramer, Levin, Naftalis & Frankel, counsel to the Borrower, which opinion shall address the matters contained in Exhibit B-1 hereto, and (ii) local counsel to the Borrower in each jurisdiction in which Collateral is located, which opinions shall address the matters contained in Exhibit B-2 hereto.

                  (C) Corporate Proceedings. (i) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Documents shall be sat-isfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agent may have requested from the Borrower and any of its Affiliates or in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Agent shall have received:

                  (a) resolutions of the Board of Directors of the Borrower which shall include, without limitation, resolutions approving such documents and actions as are contemplated hereby and by the other Documents, and resolutions as to the due authorization, execution and delivery of this Agreement and each of the other Documents, in each case, certified by the Borrower's corporate secretary or an assistant secretary as being, on the Closing Date, in full force and effect, without modification or amendment. Such resolutions shall be in form and substance satisfactory to the Agent; and

                  (b) signature and incumbency certificates of each officer of the Borrower executing instruments, documents or agreements required to be executed in connection with the transactions contemplated by this Agreement and the other Documents.

                    (ii) Prior to the Closing Date, the Agent shall have received evidence, satisfactory to the Agent, as to the due incorporation of the Borrower in the State of Maryland, including, without limitation, the Borrower's certificate of incorporation as set forth in paragraph (F)(1) of this Section 4.01.

                  (D) Refinancing. (i) The terms and conditions of and any agreements and arrangements relating to the Refinancing shall be satisfactory to the Agent and the Banks.

                  (ii) Proceeds of the issuance of the Senior Notes sufficient to redeem all of the Borrower's outstanding Subordinated Notes shall have been deposited in an escrow account, the form, substance and terms of which shall be satisfactory to the Agent and the Banks.

                  (E) Credit Documents. Each of this Agreement and each other Credit Document shall (i) be in form and substance satisfactory to the Agent and (ii) have been, on or prior to the Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto.

                  (F) Organizational Documentation, etc. The Banks shall have received copies of a true and complete certified copy of the following documents of the Borrower and each of its Subsidiaries, the provisions of which shall be satisfactory to the Agent and the Required Banks:

                  (1) Copies of its respective Certificate of Incorporation which shall be certified and be accompanied by a good standing certificate from the Secretary of State of the State of Maryland and good standing certificates from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date;

                  (2) Copies of its By-laws certified as of a recent date prior to the Closing Date by its corporate secretary.

                  (G) Notes. There shall have been delivered to the Agent for the account of each of the Banks the Revolving Notes executed by the Borrower in the amount and maturity and as otherwise provided herein.

                  (H) Certain Fees. All costs, fees and expenses (including, without limitation, legal fees and expenses) payable to Indosuez by the Borrower pursuant to the letter agreement between the Borrower and Indosuez dated May 1, 1997 shall have been paid in full, and the Borrower shall have paid or have caused to be paid the commitment and other fees and expenses (including, without limitation, legal fees and expenses) contemplated hereby and/or in connection with the Recapitalization and the other Documents. On or prior to the Closing Date, the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the fees and expenses (including, without limitation, legal fees and expenses and fees and expenses payable to Gibbons, Goodwin, van Amerongen ("GGvA")) in connection with the consummation of the transactions contemplated by the Documents shall not exceed in the aggregate $4.75 million.

                  (I) Financial Statements, etc. Prior to the Closing Date, the Agent shall have received from the Borrower (i) audited financial statements including a balance sheet and statements of income and cash flow of the Borrower for each of the twelve months ended December 31, 1994, 1995 and 1996, together with unqualified opinions of Ernst & Young LLP; (ii) unaudited financial statements for the 3 months ended March 30, 1997 (together with the financial statements in (i) above, the "Financial Statements"); (iii) the pro forma opening balance sheet of the Borrower as at March 30, 1997 after giving effect to the Recapitali-zation and the Borrowings under this Agreement; (iv) financial projections with respect to the Borrower, accompanied by a statement by the Borrower that such projections are based on assumptions believed by the Borrower in good faith to be reasonable as to the future financial performance of the Borrower, satisfactory to the Agent and to the Required Banks and that since the time of the preparation of such financial projections, no fact or facts have come to the attention of the Borrower to cause the Borrower to believe that any of the estimates and assumptions on which such projections are based are not reasonable; and (v) the Borrower's consolidated plan for the succeeding five twelve-month fiscal periods following the Closing Date, in each case prepared in accordance with the Borrower's normal accounting procedures (which will represent management's reasonable estimate of the Borrower's projected performance during such periods). Each of the items delivered pursuant to clauses (i) through (v) above shall be satisfactory to the Agent, in its sole discretion. In addition, the Agent shall have received a letter from Ernst & Young LLP stating that they have performed agreed upon procedures to the pro forma opening balance sheet as of March 30, 1997 after giving effect to the Recapitalization and the Borrowings under this Agreement, which such letter shall be satisfactory in form and substance to the Agent.

                  (J) Insurance. Set forth on Schedule 4.01J is a summary of all insurance policies maintained by the Borrower and its Subsidiaries. The insurance coverage provided for the Borrower and its Subsidiaries by such insurance policies shall be satisfactory to the Agent.

                  (K) Indebtedness, etc. Each of the Borrower and its Subsidiaries shall have received all necessary consents or waivers or amended, supplemented or otherwise modified, repaid, redeemed or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Agent such that there exists no default or potential default (including, without limitation, as a result of the consummation of the Recapitalization or of any Borrowing hereunder) with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain any restriction on the ability of the Borrower to enter into the Pledge Agreements or any other Security Documents or the granting of any Lien in favor of the Banks in connection therewith, or, other than as set forth on Schedule 4.01K(a), contain any financial covenants, agreements or tests applicable to the Borrower or any of its Subsidiaries. Sched-ule 4.01K(b) sets forth a true list of all Liens other than Permitted Encumbrances on the property of the Borrower and its Subsidiaries as of the Closing Date. The obligations of the Borrower, with respect to its outstanding Indebtedness, under this Section 4.01(K) shall be in addition to its obligations under Section 4.01(D) hereof.

                  (L) Security Documents. Amendments to the Security Documents shall have been duly executed and delivered by the respective parties thereto and except to the extent previously provided, there shall have been delivered to the Agent (i) certificates representing all Pledged Securities, if any, together with executed and undated stock powers and/or assignments in blank,
(ii) evidence of the filing and due execution of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected first priority Lien (or comparable interest under foreign law in the case of foreign Collateral) in such Collateral superior to and prior to the rights of all third persons and subject to no other Liens except Prior Liens, (iii) to the extent inventory is maintained on a leased premise, agreements from the respective landlords of such of the Real Property which is being leased by the Borrower or its Subsidiaries confirming that such landlords have subordinated their landlord liens in the Borrower's (or such Subsidiaries', as applicable) personal property to the security interests held by the Collateral Agent pursuant to applicable Security Documents and that such landlords will provide the Collateral Agent with reasonable access to such facilities to exercise, to the extent permitted by law, the Collateral Agent's remedies pursuant to such applicable Security Documents, and (iv) such other security and other documents as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens in favor of the Collateral Agent created, or purported or intended to be created, by the Security Documents.

                  (M) Consents, etc. All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the Recapitalization, the transactions contemplated by the Documents and otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Agent or the Required Banks, materially adverse conditions upon the consummation of the Refinancing. There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Loans hereunder or the consummation of the Recapitalization.

                  (N) Environmental Review. At or prior to the Closing Date, there shall have been delivered to the Agent and each of the Banks an Officer's Certificate of the Borrower in substantially the form of Exhibit I-2 annexed hereto.

                  (O) Borrowing Base Certificate. The Agent and the Banks shall have received and the Required Banks shall be satisfied (both as to form and substance) with a Borrowing Base Certificate which shall be substantially in the form of Exhibit H hereto and shall be prepared as of a date prior to the Closing Date that is satisfactory to the Agent.

                  (P) Litigation. There shall be no litigation pending or threatened involving the Borrower or any of its Subsidiaries, or any of their respective properties or assets, that would impair the Recapitalization or the consummation of the transactions contemplated by the Documents, or that, in the good faith judgment of the Agent or the Required Banks, could be reasonably expected to have a Materially Adverse Effect.

                  (Q) Capital Leases. All Capital Leases and Operating Leases of the Borrower outstanding immediately prior to the Recapitalization shall remain outstanding after giving effect to the Recapitalization, on terms satisfactory to the Agent.

                  (R) Solvency. On the Closing Date, the Agent and each of the Banks shall have received the Officers' Solvency Certificate.

                  (S) Senior Notes. Substantially contemporaneously with the closing of this transaction, the Borrower shall have issued and sold $105 million of its Senior Notes and applied a portion of the proceeds to the repayment in full of all existing indebtedness under the Existing Credit Agreement.

                  (T) Equity Capitalization. As of the Closing Date the Borrower shall have Consolidated Net Worth of not less than $(32.5) million. For purposes of this Section 4.01(T), the calculation of such equity capitalization shall exclude adjustments arising from the adoption by the Borrower of Statement of Financial Accounting Standards No. 106.

                  The effectiveness of this Agreement shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time and that, at the time of the effectiveness of this Agreement, the conditions specified in Section 4.01 have been satisfied or waived. All of the certificates, legal opinions and other documents and papers referred to in this
Section 4.01, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

                  4.02 Conditions Precedent to All Loans. The obligation of the Banks to make all Loans (which term shall not include a conversion or continuation of a Loan) is subject, at the time of each such Loan, to the satisfaction of the following conditions:

                  (A) Effectiveness. This Agreement shall have become effective as provided in Section 11.10.

                  (B) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each of the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

                  (C) Adverse Change, etc. (a) Since the date of the Offering Memorandum, nothing shall have occurred or become known which the Required Banks or the Agent shall have determined (i) has had or could be reasonably expected to have a Materially Adverse Effect or (ii) indicates that there has been or could be reasonably expected to be a material adverse change in the industries in which the Borrower and its Subsidiaries compete which could be reasonably expected to have a Materially Adverse Effect; each such determination shall be made both before and after giving effect to the Recapitalization and the making of the Loans hereunder.

                  (b) All material governmental and third party approvals and consents (including, without limitation, all material ap-provals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the conduct of the business of the Borrower and its Subsidiaries shall have been obtained and remain in effect.

                  (c) There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of any Loans hereunder the effect of which judgment, order, injunction or restraint is adverse to any Bank.

                  (D) Documentation and Opinions of Counsel. The Agent, upon request, shall have received such documentation and opinion or opinions, addressed to each of the Banks, (i) from counsel to each Credit Party as may be reasonably required, with reasonable notice under the circumstances, which shall be satisfactory to the Agent, and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance reasonably satisfactory to, the Agent.

                  (E) Margin Rules. On the date of each Borrowing of Loans, neither the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (F) Borrowing Base Certificate. The Agent and the Banks shall have received and the Agent and the Required Banks shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last delivered to the Banks.

                  The acceptance of the proceeds of each Borrowing of Loans shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified in Section 4.02 have been satisfied or waived.

                  All of the certificates, legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Agent at the Agent's Office (or such other location as may be specified by the Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent.

                  4.03 Conditions Precedent to All Letters of Credit. The right of the Borrower to obtain the issuance of any Letter of Credit that the relevant Issuing Bank determines to issue in its sole discretion hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

                  (A) Required Documentation. On or prior to the date of issuance of a Letter of Credit, the Agent shall have received, in accordance with the provisions of Section 1.13(B), a request for issuance with respect to such Letter of Credit (the furnishing by the Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of the Borrower to the effect that the conditions set forth in Section 4.02 are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.13(B), and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

                  (B) Conditions. On the date of issuance of each such Letter of Credit, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to the Recapitalization and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

                  5.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of its organization; (ii) has the corporate or other organizational power and authority and, except as set forth on Schedule 5.01, has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, including, without limitation, those in compliance with or required by the Environmental Laws except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Materially Adverse Effect and

(iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Materially Adverse Effect.

                  5.02 Corporate Power and Authority; Business. (a) Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by equitable principles relating to enforceability.

                  (b) The Borrower was incorporated on November 6, 1967. From July 3, 1987 to the Closing Date, the Borrower will not have engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to the operations of its businesses which are set forth in the Offering Memorandum and which would not have a Materially Adverse Effect.

                  5.03 No Violation. Except as set forth on Schedule 5.03, neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality,
(ii) conflicts or will conflict or be inconsistent with, results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitutes or will constitute a default under, or (other than pursuant to the Security Documents) results or will result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (iii) will violate any provision of the charter or by-laws of any Credit Party or its Subsidiaries, except where such contra-vention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation would not have a Materially Adverse Effect. Neither the execution, delivery or performance of the Refinancing Documents or the consummation of the Refinancing nor the terms of the financing in connection therewith conflicts or will conflict or be inconsistent with, results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, instrument or agreement relating to Indebtedness for borrowed money or the equivalent thereof or other material agreement to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality referred to in clause (i) above, except where such conflict, inconsistency, breach, default, creation, imposition or obligation would not have a Materially Adverse Effect.

                  5.04 Litigation. Except as set forth on Schedule 5.04, there are no actions, judgments, suits, investigations or proceedings by any administrative, governmental or other public authority or other Person pending or, to the Borrower's knowledge, threatened, with respect to any Credit Party or any of their respective assets (both before and after giving effect to the Recapitalization) that (a) challenges the consummation of the Recapitalization or the validity of any of the Documents or the transactions contemplated thereby, including the making of any Loans or (b) individually or in the aggregate, are likely to have a Materially Adverse Effect.

                  5.05 Use of Proceeds. (a) Except for the $2.0 million which may be paid as a part of the Distributions, all the proceeds of all Revolving Loans to be made after the Closing Date to the Borrower hereunder shall be utilized for working capital and other general corporate purposes.

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds therefrom, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  5.06 Governmental Approvals, etc. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption or other action by or notice to, any third party or any foreign or domestic, administrative, governmental or public body or authority, or by any subdivision thereof (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents, all of which will be accomplished on or prior to the Closing Date), is necessary or required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Document. At the Closing Date, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated hereby, the consummation of the Recapitalization or the making of Loans or the performance by the Credit Parties of their obligations under the Documents.

                  5.07 Investment Company Act. The Borrower is not, nor will be, after giving effect to the transactions contemplated hereby or by any of the other Documents, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or subject to any federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Document.

                  5.08 Public Utility Holding Company Act. The Borrower is not, nor will be after giving effect to the transactions contemplated hereby or by any of the other Documents, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to any Bank (including, without limitation, all information contained in the Documents and the Offering Memorandum) for purposes of or in connection with this Agreement or any transaction contemplated herein is (or was, on the Closing Date), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material factor omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Offering Memorandum will be at the Closing Date true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any Credit Party which could have a Materially Adverse Effect which has not been disclosed herein, in the Offering Memorandum or in such other documents, certificates and written statements furnished to the Banks for use in connection with the transactions contemplated hereby.

                  5.10 Financial Condition; Financial Statements; Projections.
(a) No Credit Party is entering into the arrangements contemplated hereby or by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the Recapitalization and to all Indebtedness incurred and Liens created, or to be created, by each Credit Party in connection with the Recapitalization (including Indebtedness incurred hereunder), (w) the Borrower does not expect that final judgments against any Credit Party in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debts (including its Contingent Obligations))); (x) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Person and the amounts referred to in the preceding clause (w)); (y) each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party, anticipates being able to pay all amounts on or in respect of debts of such Credit Party when such amounts are required to be paid; and (z) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 5.10, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing (and after giving effect to all Borrowings as of such date), the representations set forth in this Section 5.10(a) shall be true and correct with respect to the Borrower on such date.

                  (b) The Borrower has heretofore delivered to the Banks the financial statements described in Section 4.01(I)(i) and (ii). All such financial statements referred to in the preceding sentence were prepared in accordance with GAAP consistently applied, except in the case of interim financial statements for normal year-end adjustments and the absence of footnote disclosures. Such financial statements present fairly the financial position of the Borrower for each of the periods covered thereby. There has also been delivered the pro forma opening balance sheet (after giving effect to the Recapitalization and the Borrowings under this Agreement), of the Borrower as at March 30, 1997, which presents a good faith estimate of the consolidated pro forma financial condition of the Borrower at the date thereof. Except as contemplated hereby, since March 30, 1997 (on a pro forma basis after giving effect to the Recapitalization and the Borrowings under this Agreement) no event or events have occurred that are likely to have a Materially Adverse Effect. The assumptions made in preparing such pro forma opening balance sheet are reasonable as of the Closing Date and all material assumptions are set forth therein.

                  (c) There have heretofore been delivered to the Banks pro forma consolidated income projections for the Borrower, pro forma consolidated balance sheet projections for the Borrower and pro forma consolidated cash flow projections for the Borrower for the seven month period from the Closing Date through the end of the fiscal year ended December 31, 1997 and for the five twelve-month fiscal periods following the fiscal year ended December 31, 1997, inclusive (collectively, the "Projected Financial Statements"), which give effect to the Recapitalization and all Indebtedness and Liens incurred or created in connection with the Recapitalization (including all Indebtedness incurred hereunder). The Projected Financial Statements are reasonable and present a good faith estimate of the consolidated financial information contained therein at the date thereof.

                  (d) As of the Closing Date, except as fully reflected or reserved against in the financial statements and the notes thereto described in
Section 5.10(b), there were no liabilities or obligations with respect to the Borrower or its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or its Subsidiaries, taken as a whole. As of the Closing Date the Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in Section 5.10(b) or (c) or in the Offering Memorandum or any schedules thereto or otherwise disclosed therein, except as incurred by any Credit Party in connection with the Recapitalization, which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower.

                  5.11 Security Interests. The Security Documents, once executed and delivered, will create, in favor of the Collateral Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except the Prior Liens applicable to such Collateral. The respective pledgor or assignor, as the case may be, has (or, on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (including all such Collateral located in Alabama) covered by such Security Document free and clear of all Liens other than Liens expressly permitted under the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to or contemporaneously with the execution and delivery thereof.

                  5.12 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it (which are true and correct in all material respects) and has paid all taxes and assessments shown to be due thereon, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof. The Borrower knows of no proposed tax assessment against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                  5.13 ERISA. (A) Each of the Borrower and the ERISA Affiliates is in compliance in all respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans except for noncompliance that could not be expected to have a Materially Adverse Effect.

                  (B) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to the Borrower or any ERISA Affiliate that could be expected to have a Materially Adverse Effect.

                  (C) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No.
87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $3,000,000. As of the Closing Date, the sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Title IV Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $5,500,000.

                  (D) As of the Closing Date, neither the Borrower nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any

Multiemployer Plan or any employee benefit plan described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. As of the Closing Date, the Borrower and its ERISA Affiliates have complied with the requirements of ERISA
Section 515 with respect to each Multiemployer Plan. As of the Closing Date, the aggregate potential withdrawal payments, as determined in accordance with Title IV of ERISA, of the Borrower, its Subsidiaries and its ERISA Affiliates with respect to all Multiemployer Plans was $0. Neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code that could be expected to have a Materially Adverse Effect.

                  (E) No Pension Plan has an accumulated funding deficiency (whether or not waived).

                  (F) Neither the Borrower nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

                  (G) Assuming that no portion of the Loans to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan, the execution, performance and delivery of the Credit Documents by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

                  As used in this Section 5.13, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in
Section 3(3) of ERISA.

                  5.14 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries.

                  5.15 Patents, etc. Each Credit Party owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, servicemarks, servicemark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property"), that are necessary for the operation of its respective businesses as presently conducted and as proposed to be conducted. No claim is pending or threatened to the effect that any Credit Party infringes upon or conflicts with the asserted rights of any other

Person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by any Credit Party or which any Credit Party otherwise has the right to use is invalid or unenforceable by such Credit Party, and there is no basis for any such claim (whether or not pending or threatened).

                  5.16 Compliance with Laws, etc. Except as set forth in
Schedule 5.16 hereto and other than those the non-compliance with which would not have a Materially Adverse Effect, each Credit Party is in compliance with all laws and regulations, including, without limitation, those relating to pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, and each Credit Party will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business.

                  5.17 Properties. The Borrower and each of its Subsidiaries have good and marketable title to and beneficial ownership of all their respective properties and assets owned by them, including after the Closing Date all property reflected in the most recent balance sheet referred to in
Section 5.10(b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens other than the Liens contemplated by the applicable Security Documents. The Borrower and each of its Subsidiaries hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate their respective properties in the manner and for the purposes currently operated by each such party. Each Real Property is suitable for its intended purposes and is served by such utilities as are necessary for the operation thereof. There are no actual, alleged or, to the knowledge of the Borrower, threatened defaults with respect to any leases of real property under which the Borrower, or any of its Subsidiaries, is lessor or lessee.

                  5.18 Securities. All of the outstanding capital stock of the Borrower (and each of its Subsidiaries) has been duly authorized, issued and delivered and is fully paid, nonassessable and free of preemptive rights. Except as set forth in the Offering Memorandum, there are not, as of the Closing Date and thereafter, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, agreements, commitments or arrangements for any Person to acquire any capital stock of the

Borrower or any of its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock.

                  5.19 Collective Bargaining Agreements. Set forth on Schedule
5.19 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower and/or any of its Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any of its Subsidiaries on the date indicated on Schedule 5.19 hereto.

                  5.20 Indebtedness Outstanding. Set forth on Schedule 5.20 hereto is a list and description of (a) all Indebtedness of the Borrower (other than the Loans) that will be outstanding immediately after the Closing Date ("Existing Indebtedness") and (b) all Indebtedness of the Borrower that will be repaid, redeemed, defeased, transferred or otherwise terminated on or prior to the Closing Date or, in the case of the Subordinated Notes, on the later of (i) 30 days after the consummation of the offering of the Senior Notes and (ii) July 15, 1997.

                  5.21 Environmental Matters. Except as set forth on Schedule
5.21 hereto or described in the Offering Memorandum, and except as would not have a Materially Adverse Effect:

                  (A) Each of the Borrower and its Subsidiaries has obtained all permits, licenses and other authorizations (collectively, "Authorizations") which are required with respect to the operation of their respective businesses and assets, and the use, ownership and operation of Real Property of the Borrower and its Subsidiaries, in each case taken as a whole, under any Environmental Law and each such authorization is in full force and effect.

                  (B) Each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of the Authorizations specified in subsection 5.21(A) above, and is also in compliance with, and not subject to liability under, any Environmental Laws applicable to it and its business, assets, operations and Real Property (including, without limitation, compliance with standards, schedules and timetables therein).

                  (C) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Borrower or any of its

Subsidiaries, threatened against the Borrower or any of its Subsidiaries under any Environmental Law.

                  (D) Neither the Borrower nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, nor has the Borrower or any of its Subsidiaries received any notification that any Hazardous Materials that it, or any of its Subsidiaries, or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, or arranged with a transporter for transport for disposal or treatment of, have been found at any site at which any Governmental Authority or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

                  (E) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by the Borrower or any of its Subsidiaries or their respective predecessors in interest on, at, upon, into or from any of the Real Properties. To the knowledge of the Borrower and each of its Subsidiaries, there have been no such releases on, at, upon, under, from or into any real property in the vicinity of any of the Real Properties that, through soil, air, surface water or groundwater migration or contamination, may have migrated to or under such Real Properties.

                  (F) No friable asbestos is present in, on, or at any Real Properties or any facility or equipment of the Borrower or any of its Subsidiaries.

                  (G) No Real Properties of the Borrower or any of its Subsidiaries or any of their respective predecessors in interest are (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System under CERCLA or (iii) included on any comparable lists maintained by any Governmental Authority having jurisdiction over the Borrower, any of its Subsidiaries, any of their respective predecessors or any of the assets or properties of any of the foregoing.

                  (H) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with any Environmental Law, or which may give rise to any liability under any En-vironmental Law, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, notice of potential liability or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

                  (I) No Lien has been recorded under any Environmental Law with respect to any assets, facility, inventory or Real Property owned, operated, leased or controlled by any of the Borrowers or any of their respective Subsidiaries.

                  5.22 Environmental Investigations. All environmental investigations, studies, audits, assessments or reviews directed to be conducted by the Borrower or in the possession of the Borrower in relation to the current or prior business or assets of the Borrower or any Subsidiary or any Real Property, assets or facility now or previously owned, operated, leased, used or controlled by the Borrower or any Subsidiary have been delivered to the Agent.



                  SECTION 6. Affirmative Covenants. The Borrower covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full:

                  6.01 Information Covenants. The Borrower will furnish or cause to be furnished to each Bank:

                  (a) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, of cash flows and of stockholders' equity for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and a report on such consolidated balance sheets and financial statements by a "Big Six" accounting firm or another firm of independent public accountants of nationally recognized standing that is satisfactory to the Agent, which report shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern and shall state that such con-solidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the audit by such accountants was conducted in accordance with generally accepted auditing standards.

                  (b) As soon as practicable and in any event within 30 days after the end of each month, commencing with the first full month ending after the Closing Date, (i) the consolidated balance sheet of the Borrower as at the end of such period and (ii) the related statements of income and cash flows of the Borrower, in each case for such fiscal month and (in the case of the third, sixth, ninth and twelfth fiscal months) for the Fiscal Quarter then ended and for the period from the beginning of the then current fiscal year to the end of such fiscal month and, as the case may be, Fiscal Quarter, setting forth in comparative form the corresponding periods of the prior fiscal year, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly, in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments.

                  (c) Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsection (a) above, a written statement by the independent public accountants giving the report thereon stating that in connection with their audit nothing has come to their attention which causes them to believe that as of the end of such fiscal year of the Borrower there existed a Default or an Event of Default related to the breach of any covenant set forth in
         Section 6 or 7 (having reviewed Sections 6, 7, 8 and 9 hereof and the Compliance Certificate delivered within 45 days after the end of the Borrower's fourth Fiscal Quarter) as they relate to accounting matters and if such a condition or event has come to their attention, specifying the nature thereof.

                  (d) Prior to the commencement of each fiscal year, budgets of the Borrower and its Subsidiaries in reasonable detail for each month of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based, accompanied by an Officers' Certificate certifying that such budgets are reasonable and present a good faith estimate of the consolidated information therein at the date thereof. Together with each delivery of financial statements pursuant to Section 6.01(b) hereof, a comparison of the most recent month's and the current year to date financial results against the budgets required to be submitted pursuant to this subsection (d) shall be presented to the Agent.

                  (e) As soon as practicable and in any event within 45 days after the end of each of the Borrower's Fiscal Quarters, a certificate of the chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower to the effect that such financial statements are fairly presented in all material respects and that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto, which certificate shall be accompanied by a Compliance Certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish (i) whether the Borrower and its Subsidiaries were in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.05 and 7.10 through 7.14 inclusive) and (ii) the applicable Interest Margin pursuant to the definition thereof, in each case, as at the end of such fiscal period or year, as the case may be.

                  (f) Promptly upon receipt thereof, a copy of each annual "management letter" and of each other report submitted to the Borrower by its independent accountants in connection with any annual audit and any interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (g) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or any Subsidiary of the Borrower to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by the Borrower or any Subsidiary of the Borrower to the public concerning material developments in the business of the Borrower and its Subsidiaries.

                  (h) Immediately upon any officer of the Borrower or any of its Subsidiaries obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement,
         (x) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
         Section 8.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

                  (i) (i) Promptly upon any officer of the Borrower or any of its Subsidiaries obtaining knowledge of the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from the Borrower or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Borrower shall give notice thereof to the Banks and provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (ii) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, the Borrower shall provide a quarterly report to the Banks covering the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affect-ing the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, which action, suit, proceedings, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from the Borrower or any of its Subsidiaries aggregating $250,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 6.01(i), the Borrower upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Banks pursuant to clause (i) or (ii) above to the Banks and provide such other information as may be reasonably available to it to enable the Banks and their counsel to evaluate such matters and (iv) promptly upon any officer of the Borrower or any of its Subsidiaries obtaining knowledge of any dispute in respect of or the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any material contract of the Borrower or any of its Subsidiaries, the Borrower shall give notice thereof to the Banks and shall provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters.

                  (j) Within 45 days of the last day of each fiscal year of the Borrower, a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and outlining all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the subsequent fiscal year.

                  (k) As soon as practicable and in any event within ten days after the making of any amendment or waiver, copies of amendments or waivers with respect to Indebtedness of the Borrower or any of its Subsidiaries.

                  (l) On or prior to the Closing Date, the Borrower's consolidated plan for the remainder of the fiscal year ending 1997 and for the next succeeding five fiscal years, in each case prepared in accordance with the Borrower's normal accounting procedures (and which will represent management's reasonable estimate of the Borrower's projected performance during such periods) applied on a consistent basis, including, without limitation, (A) forecasted consolidated balance sheets and consolidated statements of operations and of cash flows of the Borrower and its Subsidiaries, (B) the amount of forecasted capital expenditures for such fiscal periods, and (C) forecasted compliance with Sections 7.05 and 7.10 through 7.14 inclusive; provided that if any such forecast indicates that the Borrower may not be in compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or an Event of Default or anticipatory or other breach thereof; and provided further that the Borrower shall provide an Officers' Certificate specifying the action the Borrower proposes to take with respect thereto.

                  (m) Within twenty (20) days after the last Business Day of each fiscal month of the Borrower, the Borrower shall deliver to Agent for distribution to each Bank a borrowing base certificate in the form of Exhibit H hereto (the "Borrowing Base Certificate") detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of such month, certified as complete and correct on behalf of the Borrower by the Borrower's chief executive officer, chief financial officer, controller or other Authorized Officer. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Agent may reasonably request. If the Borrower fails to deliver any such Borrowing Base Certificate within twenty (20) days after the end of any such month, then the Borrower's Borrowing Base shall be deemed to be $0 until such time as the Borrower shall deliver such required Borrowing Base Certificate. The Borrower shall also deliver on a monthly basis an accounts receivable aging analysis and an inventory breakout in form and substance reasonably satisfactory to the Agent.

                  (n) With reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries or any other similar entity in which the Borrower or any Subsidiary has an investment, as from time to time may be reasonably requested by any Bank.

                  (o) (i) On or prior to the Closing Date and within 30 days after the commencement of each fiscal year, a complete and accurate list of the officers and directors of the Bor-rower and (ii) within 30 days of any change in personnel affecting the accuracy of such list, a notice specifying such change in personnel.

                  (p) The Borrower will promptly furnish to the Agent all financial statements, information and reports which the Borrower furnishes or causes to be furnished to any holder of Senior Notes (or any agreement or instrument evidencing Indebtedness issued in exchange for, or to refund or refinance Indebtedness outstanding under, the Senior Notes).

                  6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all their business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such times and intervals and to such extent as the Agent or any Bank may reasonably request.

                  6.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in their businesses (including, without limitation, each Real Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all material licenses, permits and other clearances necessary to use and occupy such properties of the Borrower and each Subsidiary, as the case may be.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. The Borrower will, and will cause each of its Subsidiaries to, furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Required Banks.

                  (c) Without limiting subsection 6.03(b) above, the Borrower will, and will cause each of its Subsidiaries to, maintain in full force the insurance coverages specified in the Security Documents.

                  6.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  6.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Materially Adverse Effect.

                  6.06 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than non-compliance which would not have a Materially Adverse Effect.

                  6.07  ERISA.  The Borrower will furnish to each of the Banks:

                  (a) promptly upon the Borrower knowing or having reason to know of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of the Borrower or its ERISA Affiliates in the aggregate in excess of $100,000, a written notice specifying the nature thereof, what action the Borrower or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto.

                  (b) with reasonable promptness copies of (i) all notices received by the Borrower or any of its ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (iii) upon the request of the Agent, the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to the preceding paragraph (a) above.

                  6.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Materially Adverse Effect.

                  6.09 Fiscal Quarters; Fiscal Year. The Borrower will, for financial reporting purposes, and will cause each of its Subsidiaries to, have its fourth fiscal quarters and its fiscal years end on December 31 and its first fiscal quarter end on the 13th Sunday following such date and each of its second and third fiscal quarters end on the 13th Sunday following the end of the preceding quarter.

                  6.10 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 5.05.

                  6.11  Intentionally Omitted.

                  6.12 No Further Negative Pledges. Except with respect to Existing Indebtedness and except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  6.13 Lender Meeting. The Borrower will participate in a meeting of the Banks once during each fiscal year to be held at a location and a time selected by the Borrower and reasonably acceptable to the Agent.

                  6.14 Pledge of Additional Collateral. Subject to Section 6.12, promptly, and in any event within 30 days after the acquisition of assets of the type that would have constituted Collateral (if the Person acquiring such assets had executed an appropriate Security Document on the Closing Date) at the Closing Date (the "Additional Collateral"), the Borrower will, and will cause each of its Subsidiaries to, execute all necessary documents and take all necessary action, including, without limitation, the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Agent, shall be for the account of the Borrower, which shall pay all sums due on demand.

                  6.15 Security Interests. The Borrower will, and will cause each of its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the

Collateral Agent for the ratable benefit of the Banks a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Prior Liens and Liens permitted by the applicable Security Documents. The Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

                  6.16 Environmental Events. (i) The Borrower will promptly give notice to the Agent upon becoming aware thereof, in each case to the extent such occurrence would have a Materially Adverse Effect, (a) of any violation of any Environmental Law, (b) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential liability under any Environmental Law from any Person or (c) of the discovery of the release or threatened release of any Hazardous Material at, on, upon, under or from any of the Real Properties or any facility or equipment thereat in excess of reportable quantities or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law.

                    (ii) In the event of the presence of any Hazardous Material on, at, upon or under any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Law, in each case which would have a Materially Adverse Effect, the Borrower or any of its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Law to mitigate and eliminate any such adverse effect.

                   (iii) The Borrower shall as promptly as practicable, but in any event within 15 days, notify the Agent of the occurrence of any event specified in Section 6.16(ii) and shall thereafter keep the Agent informed on a periodic basis of any actions taken in response to such event and the results of such actions.

                    (iv) The Borrower shall provide the Agent with copies of any notice, submittal or documentation provided by any Borrower or any of its respective Subsidiaries to any governmental authority or third party under any Environmental Law if the matter which is the subject of the notice, submittal or other documentation could reasonably be expected to result in a Materially

Adverse Effect. Such notice, submittal or documentation shall be provided to the Agent promptly and, in any event, within 5 business days after such material is provided to the governmental authority or third party.



                  SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and until the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full:

                  7.01 Changes in Business. The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, materially alter the character of its businesses from that conducted by the Borrower or such Subsidiary, as the case may be, at the Closing Date.

                  7.02 Amendments or Waivers of Certain Documents. After the Closing Date, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Refinancing Documents, its Certificate of Incorporation (including, without limitation, by the filing of a certificate of designation) or By-laws or any agreement entered into by the Borrower or any of its Subsidiaries with respect to its capital stock in any manner adverse to the Banks.

                  7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and other Liens expressly permitted by such Security Document. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Borrower or any of its Subsidiaries which does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

                  (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of the Borrower and its Subsidiaries and do not, in the aggregate, materially detract from the value of the property and assets of the Borrower and its Subsidiaries taken as a whole;

                  (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) not in excess of $250,000 in the aggregate (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

                  (e) Subject to the provisions of Section 7.19, Leases with respect to the assets or properties of the Borrower entered into in the ordinary course of the Borrower's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents;

                  (f) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, and which do not materially impair the operations, value or utility of the Real Property to which it relates for such Real Property's intended purposes; and

                  (g) Liens upon real or tangible personal property acquired by the Borrower or its Subsidiaries after the date hereof; provided that
         (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100%, of the fair value (as determined in good faith by the board of directors of the Borrower) of the respective property at the time it was so acquired,
         (iii) such Lien does not extend to or cover any other property other than such item of property and (iv) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.04.

                  The Borrower shall use its best efforts to obtain the waiver of any Lien referred to in clause (b)(i) above on or in respect of any Equipment or Inventory. The term "Permitted Encumbrances" shall mean, with respect to Collateral, Liens permitted under the applicable Security Documents.

                  7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume, become liable for (contingently or otherwise) or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to the Credit Documents; provided that the aggregate Indebtedness incurred pursuant to this Agreement shall in no event exceed the Total Commitments;

                  (b) Existing Indebtedness and any refinancing thereof or guarantees with respect thereto; provided that any such refinancing of Existing Indebtedness shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in property of the debtor, are in each event no less favorable to the

         Banks than the correlative terms of the Existing Indebtedness;

                  (c)  Interest Rate Agreements;

                  (d) $2.5 million of Indebtedness, in the aggregate at any time outstanding, incurred to finance the cost of the acquisition of real or personal tangible property (including Capital Leases); provided that such Indebtedness shall not exceed 100% of the fair value of such property; and provided, further, that such Indebtedness is not secured by any Lien other than a Lien referred to in clause (g) of Section 7.03;

                  (e) other unsecured Indebtedness not exceeding $500,000 in the aggregate at any time outstanding; and

                  (f) the Subordinated Notes, provided that the Subordinate Notes are repurchased no later than the later of (i) 30 days after the consummation of the offering of the Senior Notes and (ii) July 15, 1997.

                  7.05 Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of $3.5 million in any fiscal year; provided further that if the Borrower and its Subsidiaries have made Consolidated Capital Expenditures in the immediately preceding fiscal year less than the maximum amount set forth above for such immediately preceding fiscal year (a "deficiency amount"), the Borrower and its Subsidiaries may make Consolidated Capital Expenditures in the current fiscal year in an amount not to exceed the sum of (i) the amount set forth for such current fiscal year and (ii) the deficiency amount for the immediately preceding fiscal year; provided that a deficiency amount may only be carried over to such fiscal year and may not be aggregated with any other deficiency amount.

                  7.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

                  (a)  investments in Cash and Cash Equivalents;

                  (b) receivables owing to them and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                  (d) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses (a) through (c); provided that all loans, advances and investments made pursuant to this clause
         (d) shall not exceed $500,000 in the aggregate at any time outstanding; and provided, that all Securities or other instruments evidencing such loans, investments or advances shall be pledged pursuant to an appropriate Security Document in the event that such Securities or other instruments shall have been acquired for aggregate consideration in excess of $250,000.

                  7.07 Prepayments of Indebtedness, etc. Except with respect to the Senior Notes in accordance with Section 7.08, the Borrower will not, and will not permit any of its Subsidiaries to: (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of any of the Indebtedness (or any agreement relating thereto) of the type described in Section 7.04(b) (except as permitted under Section 7.02 with respect to the Refinancing Documents); (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due), or exchange of, any such Indebtedness or any capital stock, as the case may be; and (iii) pay interest on the Existing Indebtedness (other than in accordance with the terms thereof).

                  7.08 Dividends, etc. Except for the Distributions, the Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other of the Borrower's Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, together with the optional redemption or repurchase of the Senior Notes in accordance with the terms of the Indenture, "Dividends"), unless (1) immediately before and immediately after giving effect to such proposed Dividends on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Dividend shall not be an event which is, or after notice or lapse of time would be, an "event of default" under the terms of any Indebtedness of the Borrower or its Subsidiaries and (2) after giving effect to the proposed Dividend, the aggregate amount of all such Dividends declared or made since the Closing Date, does not exceed 50% of the aggregate Consolidated Net Income of the Borrower accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter beginning after the Closing Date and ending on the last day of the Borrower's last fiscal quarter ending prior to the date of the Dividend, provided that the aggregate amount of such Dividends shall not exceed $5.0 million in any twelve-month period; and except that (i) any Subsidiary of the Borrower may pay Dividends to its parent corporation if such parent corporation is the Borrower or a Wholly-Owned Subsidiary of the Borrower, and (ii) any Subsidiary of the Borrower may pay to the Borrower any amounts required for the payment of any taxes payable (x) by the Borrower or (y) by the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis.

                  7.09 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity securities of any Credit Party or with any Affiliate of any Credit Party other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of a Credit Party or an Affiliate; provided that the foregoing restrictions shall not apply to (i) transactions between the Borrower and any of its Wholly-Owned Subsidiaries and between Wholly-Owned Subsidiaries of the Borrower, (ii) the payment of fees (including any fees described in Section 11.04 hereof) to Indosuez and its Affiliates for financial services, such fees not to exceed the usual and customary fees of Indosuez for similar services, (iii) the payment of a fee to GGvA for financial advisory services in connection with the Recapitalization not to exceed $500,000 and (iv) the payment of fees to GGvA for financial advisory services not to exceed, in any year, $500,000 plus reasonable expenses actually incurred by GGvA with respect thereto.

                  7.10 Total Interest Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDA of the Borrower during any Test Period to (ii) Consolidated Interest Expense of the Borrower during the shorter of (a) any Test Period or (b) the period consisting of the number of days elapsed since the Closing Date, in each case ending on the last day of any Fiscal Quarter listed below, to be less than the ratio set forth opposite such fiscal quarter, provided that, for purposes of (b), Consolidated Interest Expense shall be equal to the product of the amount of Consolidated Interest Expense for such period and a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed during such period since the Closing Date:

            Fiscal Quarter                                         Ratio
            --------------                                         -----

            Third Fiscal Quarter of 1997                           1.60 to 1.00
            Last Fiscal Quarter of 1997                            1.60 to 1.00
            First Fiscal Quarter of 1998                           1.60 to 1.00
            Second Fiscal Quarter of 1998                          1.60 to 1.00
            Third Fiscal Quarter of 1998                           1.60 to 1.00
            Last Fiscal Quarter of 1998                            1.60 to 1.00
            First Fiscal Quarter of 1999                           1.60 to 1.00
            Second Fiscal Quarter of 1999                          1.60 to 1.00
            Third Fiscal Quarter of 1999                           1.60 to 1.00
            Last Fiscal Quarter of 1999                            1.60 to 1.00
            First Fiscal Quarter of 2000                           1.60 to 1.00
            Second Fiscal Quarter of 2000                          1.60 to 1.00
            Third Fiscal Quarter of 2000                           1.60 to 1.00
            Last Fiscal Quarter of 2000                            1.60 to 1.00
            First Fiscal Quarter of 2001                           1.60 to 1.00
            Second Fiscal Quarter of 2001                          1.60 to 1.00
            Third Fiscal Quarter of 2001                           1.60 to 1.00
            First Fiscal Quarter of 2002                           1.60 to 1.00
            Second Fiscal Quarter of 2002                          1.60 to 1.00


                  7.11 Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDAC of the Borrower minus cash income taxes paid by the Borrower during any Test Period to (ii) Consolidated Interest Expense of the Borrower plus the amount of scheduled mandatory payments on account of principal of Indebtedness of the Borrower during the shorter of (a) any Test Period or (b) the period consisting of the number of days elapsed since the Closing Date, in each case ending on the last day of any Fiscal Quarter listed below, to be less than the ratio set forth opposite such fiscal quarter, provided that, for the purposes of (b), Consolidated Interest Expense shall be equal to the product of the amount of Consolidated Interest Expense for such period and a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed during such period since the Closing Date.

            Fiscal Quarter                                         Ratio
            --------------                                         ------

            Third Fiscal Quarter of 1997                           1.10 to 1.00
            Last Fiscal Quarter of 1997                            1.10 to 1.00
            First Fiscal Quarter of 1998                           1.10 to 1.00
            Second Fiscal Quarter of 1998                          1.10 to 1.00
            Third Fiscal Quarter of 1998                           1.10 to 1.00
            Last Fiscal Quarter of 1998                            1.10 to 1.00
            First Fiscal Quarter of 1999                           1.10 to 1.00
            Second Fiscal Quarter of 1999                          1.10 to 1.00
            Third Fiscal Quarter of 1999                           1.10 to 1.00
            Last Fiscal Quarter of 1999                            1.10 to 1.00
            First Fiscal Quarter of 2000                           1.10 to 1.00
            Second Fiscal Quarter of 2000                          1.10 to 1.00
            Third Fiscal Quarter of 2000                           1.10 to 1.00
            Last Fiscal Quarter of 2000                            1.10 to 1.00
            First Fiscal Quarter of 2001                           1.10 to 1.00
            Second Fiscal Quarter of 2001                          1.10 to 1.00
            Third Fiscal Quarter of 2001                           1.10 to 1.00
            First Fiscal Quarter of 2002                           1.10 to 1.00
            Second Fiscal Quarter of 2002                          1.10 to 1.00


                  7.12 Leverage Ratio. The Borrower will not permit the ratio of (i) Indebtedness of the Borrower and its Subsidiaries to (ii) the Consolidated EBITDA of the Borrower during any Test Period ending on the last day of any Fiscal Quarter listed below to be more than the ratio set forth opposite such fiscal quarter:

            Fiscal Quarter                                         Ratio
            --------------                                         -----

            Third Fiscal Quarter of 1997                           5.75 to 1.00
            Last Fiscal Quarter of 1997                            5.75 to 1.00
            First Fiscal Quarter of 1998                           5.75 to 1.00
            Second Fiscal Quarter of 1998                          5.75 to 1.00
            Third Fiscal Quarter of 1998                           5.75 to 1.00
            Last Fiscal Quarter of 1998                            5.75 to 1.00
            First Fiscal Quarter of 1999                           5.75 to 1.00
            Second Fiscal Quarter of 1999                          5.75 to 1.00
            Third Fiscal Quarter of 1999                           5.75 to 1.00

            Fiscal Quarter                                         Ratio
            --------------                                         -----

            Last Fiscal Quarter of 1999                            5.75 to 1.00
            First Fiscal Quarter of 2000                           5.75 to 1.00
            Second Fiscal Quarter of 2000                          5.75 to 1.00
            Third Fiscal Quarter of 2000                           5.75 to 1.00
            Last Fiscal Quarter of 2000                            5.75 to 1.00
            First Fiscal Quarter of 2001                           5.75 to 1.00
            Second Fiscal Quarter of 2001                          5.75 to 1.00
            Third Fiscal Quarter of 2001                           5.75 to 1.00
            First Fiscal Quarter of 2002                           5.75 to 1.00


                  7.13 Minimum Net Worth. The Borrower will maintain a Consolidated Net Worth (to be calculated for the purposes of this Section 7.13 excluding gains, net of income taxes related thereto (but not losses, net of income taxes related thereto) resulting from Asset Sales) of at least the amount set forth below as of the last day of each of the fiscal years set forth below and during the three Fiscal Quarters immediately following each such fiscal year:

                                                                     Amount in
    Fiscal Year:                                                     $ Millions
    -----------                                                      ----------

    1997......................................................        $(33.00)
    1998......................................................         (30.50)
    1999......................................................         (30.00)
    2000 .....................................................         (29.00)
    2001......................................................         (27.00)
    2002......................................................         (25.00)


                  7.14 Current Ratio. Borrower will not, at any time, permit the ratio of (i) Consolidated Current Assets of the Borrower to (ii) Consolidated Current Liabilities of the Borrower to be less than 1.50:1 as determined on the last day of each fiscal month of the Borrower, for any two consecutive fiscal months of the Borrower. In the event that any such ratio so determined is less than 1.50:1 for any two consecutive fiscal months of the Borrower, the Borrower will provide written notice of such to the Agent within 15 days of the last day of such second fiscal month.

                  7.15 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, dispose of all or any part of its interest in any asset, except that the Borrower and its Subsidiaries may sell assets so long as (i) such sales are approved by the Required Banks and the sales price thereof is, in the reasonable judgment of the Agent, at least equal to the fair market value of such assets, (ii) subject to Section 7.21, such sales are for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $1,000,000 for any fiscal year of the Borrower and, in any such case, the Borrower or such Subsidiary complies with the mandatory prepayment provisions and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met, (iii) such sales are of inventory and raw materials and in the ordinary course of business, or (iv) such sales are (A) of obsolete equipment, (B) for at least the fair market value of such equipment and (C) the proceeds of such sales are used within 90 days of such sales to (1) purchase equipment used in substantially similar lines of business or (2) to repay Indebtedness under this Credit Agreement pursuant to Section 3.01.

                  The consideration received by the Borrower and its Subsidiaries from each sale of assets permitted above shall be received in whole at the time of sale and at least 70% of the consideration from each sale shall consist of Cash or Cash Equivalents or, other than with respect to
Section 7.15(iii), to the extent of its fair market value, equipment used in substantially similar lines of business.

                  7.16 Contingent Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

                  (i) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (ii) Interest Rate Agreements;

                  (iii) obligations arising as a direct consequence of the Refinancing;

                  (iv) other Contingent Obligations not to exceed $250,000 outstanding at any one time; and

                  (v) guarantees of the Senior Notes as provided in the indenture relating thereto.

                  7.17 ERISA. The Borrower will not, and will not permit any of its ERISA Affiliates to:

                      (i) engage in any transaction in connection with which the Borrower could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could reasonably be expected to be in an aggregate amount in excess of $250,000;

                     (ii) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

                    (iii) permit the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $3,500,000 for a period in excess of twelve months; or

                     (iv) fail to make any payment to any Multiemployer Plan that it or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto that would have a Materially Adverse Effect.

                  As used in this Section 7.17, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

                  7.18 Merger and Consolidations. Neither the Borrower nor any of its Subsidiaries will merge or consolidate with or into any other entity.

                  7.19 Sale and Lease-Backs. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

                  7.20 Sale or Discount of Receivables. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts necessitated by the creditworthiness of the other party, in each case, in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable; provided that the Borrower or its Subsidiaries may employ a collection agent in connection with collection of accounts receivable not to exceed $250,000 in any fiscal year of the Borrower which have been unpaid for at least 90 days after the original payment date.

                  7.21 Issuance of Subsidiary Stock. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of any such Subsidiary.

                  7.22 Speculative Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into speculative use of derivatives and commodity and hedging transactions; provided that the Borrower or its Subsidiaries may enter into agreements consistent with the Borrower's present practice of hedging future aluminum purchases associated with customer forward sales contracts and purchase commitments.

                  7.23 Subsidiaries. The Borrower shall not form, acquire or permit any Person to become a Subsidiary of the Borrower unless (i) such Subsidiary has executed and delivered a Guarantee with respect to all of the Borrower's obligations hereunder and such Security Documents as are necessary or desirable, in the sole judgment of the Agent, to grant to the Banks a perfected first priority Lien on all of the assets of such Person which would otherwise constitute Collateral, in each case in form and substance acceptable to the Agent and (ii) the Borrower has executed and delivered or has caused its Subsidiaries to execute and deliver, as appropriate, such Pledge Agreements and other Security Documents as are necessary or desirable, in the sole judg-ment of the Agent, to grant to the Banks a perfected first priority Lien on all of the Pledged Securities issued by such newly-formed Subsidiary, in each case in form and substance acceptable to the Agent.



                  SECTION 8. Events of Default. Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans, (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for five days after receiving notice thereof; or

                  8.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  8.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.12, 6.14, 6.15 or Section 7 hereof or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement, any other Credit Documents or any Security Document (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) and such defaults under this clause (b) shall continue unremedied for a period of at least fifteen days after the date of such default; or

                  8.04 Default Under Other Agreements. (a) Any Credit Party shall (i) default in any payment with respect to any Indebtedness or preferred stock having a principal amount or liquidation value, as the case may be, in excess of $250,000 individually or $500,000 in the aggregate for all Credit Parties, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or preferred stock was created, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or preferred stock or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit (with or without notice, lapse of time or both) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or preferred stock to cause any such Indebtedness or preferred stock to become due (whether by acceleration, redemption, etc.) prior to its stated maturity; or (b) any such Indebtedness or preferred stock of the Borrower or any of its Subsidiaries shall be declared to be due and payable, required to be prepaid or redeemed other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  8.05 Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries; or any Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries; or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  8.06 ERISA. (i) Other than the Recapitalization, any "reportable event" as described in Section 4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by the PBGC), or any other event or condition, which the Required Banks determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Title IV Plan shall have occurred; or

                  (ii) A trustee shall be appointed by a United States District Court to administer any Title IV Plan; or

                  (iii) The PBGC shall institute proceedings to terminate any Title IV Plan or to appoint a trustee to administer any Title IV Plan; or

                  (iv) The Borrower or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Title IV Plan; or

                  (v) The Borrower or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under Section 4201 et seq. of ERISA;

if the sum of each of the Borrower's and its ERISA Affiliates' (which are Subsidiaries of the Borrower) various liabilities (and including any liabilities of the Borrower's ERISA Affiliates which are not Subsidiaries of the Borrower which reasonably could be expected to result in a liability to the Borrower) (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Title IV Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA, and to be calculated after giving effect to the tax consequences thereof) as a result of such events listed in subclauses (i) through (v) above exceeds $250,000 and is unpaid for a period of 45 days; or

                  8.07 Security Documents. Any Security Document shall cease to be in full force and effect in all material respects, or shall cease to give the Collateral Agent, the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Prior Liens and Liens expressly permitted by the applicable Security Document, or any judgment creditor having a Lien against any item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any item of Collateral; or

                  8.08 Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of the Borrower's Subsidiaries involving a liability of $250,000 or more in the case of any one such judgment or decree and $500,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  8.09 Ownership. (i) The Permitted Holders cease to own at least 51% of the total voting power or the Voting Stock of the Borrower, par value $.01 per share and any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power or the Voting Stock of the Borrower; (ii) individuals who constituted the Board of Directors of the Borrower on the Closing Date (together with any new directors whose proposal for election by the shareholders of the Borrower was approved by a vote of 51% of the directors of the Borrower then still in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower still in office; (iii) any "person" or "group" (as defined in clause (i) above) shall have the right to designate or ability to appoint or nominate a greater number of the members of the Board of Directors of the Borrower than the Permitted Holder shall have; (iv) the Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (v) the Permitted Holders cease to own at least 51% of the total voting power or the Voting Stock of the Borrower, par value $.01 per share; or (vi) the approval by stockholders of the Borrower of any plan or proposal for the liquidation, dissolution or winding up of the Borrower; provided that the distribution of Voting Stock by a Permitted Holder to the partners of such Permitted Holder on a pro rata (in relation to each such partner's interest in the partnership) basis in accordance with the terms of the partnership agreement of such Permitted Holder as in effect on the date hereof shall not be deemed to be a violation of clause (v) of this Section 8.09;

                  Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that an Event of Default specified in Section 8.05 shall occur, with respect to any Credit Party, automatically without the giving of any no-

tice): (i) declare the Total Revolving Loan Commitments terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the remedies created pursuant to the Security Documents. In addition, upon demand by the Agent or the Required Banks after the occurrence and during the continuance of any Default or Event of Default, the Borrower shall deposit with the Agent for the ratable benefit of the Banks with respect to each Letter of Credit then outstanding, promptly upon such demand, Cash or Cash Equivalents in an amount equal (taken together with any Cash or Cash Equivalents previously provided by Borrower for such purpose, if any) to the greatest amount for which each such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the ratable benefit of the Banks as security for, and to provide for the payment of, outstanding Letters of Credit. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (and, if waived, pursuant to the terms, and to the extent, of such waiver).



                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Account" means each of the Borrower's "accounts" (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York), whether or not such Account has been earned by performance and whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from all of the Borrower's sales of goods or rendition of services made under any of the Borrower's trademarks or trade names; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or any ac-count debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

                  "Additional Collateral" shall have the meaning provided in
Section 6.14.

                  "Adjusted LIBOR Rate" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the sum of
(a) the LIBOR in effect for such Interest Period and (b) the applicable Interest Margin and (ii) Statutory Reserves, if any.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person; provided that neither Indosuez nor any Affiliate of Indosuez shall be deemed to be an Affiliate of any Credit Party. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean Indosuez, or any successor thereto appointed in accordance herewith, in its capacity as agent and collateral agent for the Banks.

                  "Agent's Office" means the office of the Agent located at 1211 Avenue of the Americas, New York, New York 10036, or such other office in New York as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Agreement" shall mean this Credit Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Asset Sale" shall mean the sale, transfer or other disposition, to the extent consummated after the Closing Date, (x) by the Borrower of any of the Securities of its Subsidiaries to any Person or (y) by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset of the Bor-rower or such Subsidiary (other than transactions included in the definition of Net Financing Proceeds and sales, transfers or other dispositions of inventory in the ordinary course of business and/or of obsolete equipment effected in compliance with Section 7.15(iv)).

                  "Authorized Officer" shall mean any senior officer of the Borrower, designated as such in writing to the Agent by the Borrower, to the extent acceptable to the Agent.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement and in Section 11.04.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                  "Base Rate" shall mean the higher of (x) 1/2% per annum in excess of the Federal Funds Rate and (y) the rate which the Agent announces from time to time as its prime lending rate, as in effect from time to time. The rate the Agent announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rate provided in Section 1.08(a).

                  "Borrower" shall have the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence pursuant to a Notice of Borrowing and to the Loan Facility of one Type of Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of LIBOR Loans the same Interest Periods.

                  "Borrowing Base" means an amount equal to the sum of (i) 80% of the Eligible Accounts Receivable and (ii) 50% of the Eligible Inventory.

                  "Borrowing Base Certificate" shall have the meaning provided in Section 6.01(m).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

                  "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash" means money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Corporation ("S&P") or the equivalent thereof by Moody's Investors Service, Inc.
("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Bank or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Closing Date" shall mean May 28, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all of the Pledged Collateral and Pledged Securities.

                  "Collateral Agent" means Indosuez in its capacity as collateral agent for the Banks.

                  "Collective Bargaining Agreement" shall mean each Collective Bargaining Agreement set forth on Schedule 5.19.

                  "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the account of the Borrower, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower or such Subsidiaries.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Revolving Loan Commitment.

                  "Commitment Commission" shall have the meaning provided in
Section 2.03.

                  "Compliance Certificate" shall mean a certificate issued pursuant to Section 6.01(e) signed by a chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower.

                  "Consolidated Amortization Expense" for any Person shall mean, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

                  "Consolidated Capital Expenditures" of any Person shall mean, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored,
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

                  "Consolidated Current Assets" shall mean, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP; provided that the determination of the value of inventory shall be made without giving effect to reserves relating to the Borrower's LIFO (as defined under GAAP) accounting policy made solely as a result of fluctuations in the price of aluminum and in accordance with GAAP.

                  "Consolidated Current Liabilities" shall mean, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and other than interest accrued on the Subordinated Notes) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Depreciation Expense" for any Person shall mean, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

                  "Consolidated EBITDA" for any Person shall mean, for any period, the amount equal to (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense and (v) Consolidated Depreciation Expense (with respect to clauses (ii) through (iv), to the extent such amounts were deducted in computing Consolidated Net Income) less (B) the sum of the amounts for such period of (i) interest income (net of income taxes) and (ii) gains on sales of assets (net of income taxes) to the extent included in Consolidated Net Income, whether or not extraordinary (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated EBITDAC" for any Person shall mean, for any period, Consolidated EBITDA minus Consolidated Capital Expenditures.

                  "Consolidated Interest Expense" for any Person shall mean, for any period, the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purposes of clause (y) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to such dividend requirements multiplied by a fraction, the numerator of which is such dividend requirement and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

                  "Consolidated Net Income" for any Person shall mean, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries,
(iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary, and (iv) the effect of any provision (net of income taxes) relating to the Borrower's LIFO (as defined under GAAP) accounting policy made solely as a result of fluctuations in the price of aluminum and in accordance with GAAP.

                  "Consolidated Net Worth" of any Person shall mean, at any time for the determination thereof, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its consolidated Subsidiaries, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that such calculation shall be made without giving effect to provisions (net of income taxes) relating to the Borrower's LIFO (as defined under GAAP) accounting policy made solely as a result of fluctuations in the price of aluminum and in accordance with GAAP.

                  "Consolidated Tax Expense" for any Person shall mean, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that such calculation shall be made without giving effect to provisions (net of income taxes) relating to the Borrower's LIFO (as defined under GAAP) accounting policy made solely as a result of fluctuations in the price of aluminum and in accordance with GAAP.

                  "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) fo the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are included in
Section 7.16. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean (i) this Agreement, (ii) each Note and (iii) each Security Document.

                  "Credit Party" shall mean the Borrower and each Person (other than the Banks and their respective Affiliates) party to any Credit Document.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Distributions" shall mean, within six months of the Closing Date, (i) a special cash dividend (the "Special Dividend") to the holders of the Borrower's common stock of $62.00 per share (approximately $56 million based on the 903,063 shares outstanding as of March 30, 1997), (ii) the settlement of existing employee stock options through a combination of (x) the payment of the difference between the amount of the Special Dividend per share and the exercise price per share and (y) the issuance of shares of common stock of the Borrower (including the payment of a bonus to option holders receiving shares in settlement of their options designed to enable them to satisfy a portion of the income tax incurred by virtue of their receipt of shares of common stock), and (iii) the repurchase of all of the shares of common stock held by certain stockholders to the extent, if any, of the remaining proceeds from the issuance of the Senior Notes; provided that the amount of such Distribution shall not exceed the net amount received by the Borrower from the issuance and sale of the Senior Notes less any amounts used to repay Indebtedness plus up to $2.0 million of Loans made within 30 days of the Closing Date.

                  "Dividends" shall have the meaning provided in Section 7.08.

                  "Documents" shall mean each Credit Document and Refinancing Document.

                  "Dollars" means United States Dollars.

                  "Eligible Accounts Receivable" shall mean, as at any applicable date of determination, the aggregate face amount of the Borrower's Accounts included in clause (i) of the definition of Account hereunder (excluding any Accounts set forth in clause (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below or as otherwise provided in this Agreement and less the aggregate amount of all returns, discounts, claims, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Agent in its sole discretion (or, if the aggregate amount of approvals exceeds $500,000 at any one time, the approval of the Required Banks), no individual Account shall be deemed to be an Eligible Account Receivable if:

                  (a) the Borrower does not have legal and valid title to the Account; or

                  (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

                  (c) the Account arises out of a sale made by the Borrower to an Affiliate of the Borrower; or

                  (d) (i) the Account is unpaid more than 30 days after the original payment date; provided, however, that the aggregate amount of all invoices providing for payment more than 60 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed $250,000 at any one time; or

                  (e) the Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds 20 percent in face value of all Accounts of the Borrower then outstanding, to the extent of such excess; or

                  (f) (i) the account debtor is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

                  (g) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (h) the Agent does not have a valid and perfected first priority security interest in such Account (subject only to a tax lien being contested in good faith and by appropriate proceedings and permitted by Section 7.03(a)); or

                  (i) the sale to the account debtor is on a consignment, bill-and-hold, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement providing for repurchase or return; or

                  (j) it is from the same account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 60 days after the original invoice date; or

                  (k) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

                  (l) with respect to the Account, the account debtor is a foreign government or any agency, department or instrumentality thereof; or

                  (m) the Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), unless the Borrower has assigned the Account to the Agent in compliance with the provisions of such Act; or

                  (n) the sale is to an account debtor outside the continental United States or incorporated in or conducting substantially all of its business in any jurisdiction located outside the United States, unless the sale is (i) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent, or (ii) otherwise approved by and acceptable to the Agent; or

                  (o) the Agent determines in good faith in accordance with its internal credit policies that (i) collection of the Account is insecure or (ii) the Account may not be paid by reason of the account debtor's financial inability to pay;

         provided, however, that any Account referred to in this clause (o) shall not become ineligible until the Agent shall have given the Borrower three Business Days' advance notice of such determination; or

                  (p) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

                  (q) the Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

                  "Eligible Assignee" means a commercial bank or financial institution having total assets in excess of $250,000,000.

                  "Eligible Inventory" shall mean (A) the gross amount of the Borrower's Inventory, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title; (ii) is stored on property that is either (a) owned or leased by the Borrower or (b) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property (provided that, with respect to Inventory stored on property leased by the Borrower, the Borrower shall have delivered in favor of the Agent an acknowledgment agreement executed by the lessor of such property, and, with respect to the Inventory stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Agent acknowledgment agreements executed by such warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Agent subject to a tax lien being contested in good faith and by appropriate proceedings and permitted by
Section 7.03(a), except with respect to Eligible Inventory stored at sites described in clause (ii)(b) above, for Liens for normal and customary warehouseman charges; (iv) is located in the United States; and (v) is not, in the reasonable judgment of the Agent, obsolete or slow moving, and which otherwise conforms to the warranties and standards for eligibility contained herein; (B) less any goods returned or rejected by the Borrower's customers and goods in transit to third parties (other than to the Borrower's agents or warehousemen that comply with clause (A)(ii)(b) above); and (C) less any reserves required by the Agent for special order goods and market value declines. In addition to the foregoing, Eligible Inventory shall include such items of the Borrower's Inventory as the Borrower shall request and that the Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount of approvals exceeds $500,000 at any one time, the approval of the Required Banks); provided that this definition of Eligible Inventory shall under no circumstances include work in process and finished goods which exceed in the aggregate 50% of the book value of all of the Inventory of the Borrower and its Subsidiaries.

                  "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with the Borrower within the meaning of Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA and regulations promulgated under that section.

                  "Event of Default" shall have the meaning provided in Section
8.

                  "Excess" shall have the meaning provided in Section
3.02(A)(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" shall have the meaning provided in
Section 5.20.

                  "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by first-class banks in extending overnight loans to other first-class banks.

                  "Final Revolving Loan Maturity Date" shall mean the last Business day of June, 2002.

                  "Financial Statements" shall have the meaning provided in
Section 4.01(I).

                  "Financing Proceeds" means the cash (other than Net Cash Proceeds) received by any Credit Party, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby a Credit Party obtains Cash in respect of an asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts with respect to the refinancing of the Total Revolving Loan Commitment.

                  "FIRREA" means the Financial Institutions Reform, Recovery & Enforcement Act of 1989, as amended from time to time, and any successor statute.

                  "Fiscal Quarter" shall mean, with respect to any Person, each of such Person's fiscal quarters, and with respect to the Borrower and each of its Subsidiaries, the fiscal quarters required pursuant to Section 6.09.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, it being understood and agreed that determinations in ac-cordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                  "General Security Agreement" shall mean the Amended General Security Agreement substantially in the form of Exhibit C hereto, except for such changes therein as shall have been approved by the Agent and the Required Banks, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "General Security Agreements" shall mean and include, once executed and delivered, the General Security Agreement and any other general security agreements delivered pursuant to Section 6.14 or 6.15.

                  "GGvA" shall have the meaning provided in Section 4.01(H).

                  "Government Acts" shall have the meaning provided in Section 1.13(I).

                  "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the environment, whether now or hereafter in existence, or any officer or official thereof.

                  "Guarantee" shall mean a guarantee of all of the Borrower's Obligations hereunder in favor of the Banks in form and substance satisfactory to the Agent and the Required Banks.

                  "Hazardous Materials" means any pollutant, contaminant, chemical or industrial, toxic or hazardous substance, constituent or waste, including, without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

                  "Indenture" shall mean the indenture relating to the Senior Notes, dated as of May 28, 1997 between the Borrower and Fleet National Bank, as trustee.

                  "Indosuez" shall mean Credit Agricole Indosuez.

                  "Interest Margin" shall mean, in respect of (i) Base Rate Loans, 1.00%; and (ii) LIBOR Loans, 2.25%.

                  "Interest Period" shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 1.09 hereof.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

                  "Interest Rate Determination Date" means, with respect to a LIBOR Loan, the date which is two Business Days prior to the commencement of the Interest Period for such Borrowing.

                  "Inventory" shall mean all of the inventory of the Borrower including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrower.

                  "Issuing Bank" shall mean the Bank that agrees to issue a Letter of Credit, determined as provided in Section 1.13(C).

                  "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Letter of Credit" or "Letters of Credit" means (i) Standby Letter or Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of the Borrower pursuant to Section 1.13.

                  "Letter of Credit Participation" has the meaning assigned to that term in Section 1.13(A).

                  "Letters of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by the Borrower; provided, however, the Letters of Credit Usage of an Issuing Bank shall be deemed to be only such portion of the Letters of Credit Usage of such Issuing Bank which Banks have not bought by participation pursuant to Section 1.13(A).

                  "LIBOR" means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which U.S. Dollar deposits approximately equal in principal amount to the applicable Loan of the Agent, in its capacity as Lender, included in such LIBOR Loan and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in the London interbank market at approximately 11:00 A.M., London time, on the Interest Rate Determination Date for such LIBOR Loan.

                  "LIBOR Loan" means any Loan bearing interest at a rate determined by reference to Adjusted LIBOR in accordance with the provisions of
Section 1.08(b) hereof.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall mean each and every Revolving Loan.

                  "Loan Facility" shall mean the credit facility evidenced by the Total Revolving Loan Commitment.

                  "Materially Adverse Effect" means, (i) with respect to the Borrower, any materially adverse effect (both before and after giving effect to the Refinancing and the financing thereof and the other transactions contemplated hereby and by the other Documents) with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (w) a materially adverse change described in clause (i) with respect to either the Borrower or the Borrower and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations hereunder or under any of the other Documents or the inability of the Lenders to enforce in any material respect their rights purported to be granted hereunder or under any of the other Documents or the Obligations (including realizing on the Collateral), or (y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the Refinancing and the other transactions contemplated hereby and by the Documents on the terms contemplated hereby and thereby.

                  "Maturity Date" shall mean the Final Revolving Loan Maturity Date.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any of its ERISA Affiliates is or has been required to contribute.

                  "Net Cash Proceeds" shall mean with respect to any Asset Sale, the aggregate cash payments received by the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale; provided, however, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; provided, further, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein or exclusion therefrom).

                  "Net Financing Proceeds" means Financing Proceeds, net of direct expenses of the transaction and net of taxes (including income taxes) currently paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

                  "Non-Excluded Taxes" shall have the meaning provided in
Section 3.04.

                  "Notes" shall mean any Revolving Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice of Issuance" shall have the meaning provided in
Section 1.13(B).

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents.

                  "Offering Memorandum" shall mean the final Offering Memorandum, dated May 20, 1997, prepared by the Borrower in connection with the offering and sale of the Senior Notes, and provided to the Banks prior to the Closing Date.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer (in such Person's capacity as an officer and not individually); provided that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Officers' Solvency Certificate" means the Officers' Solvency Certificate in the form of Exhibit I-3 hereto.

                  "Operating Lease" of any Person shall mean any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Pension Plan" means any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by the Borrower or any of its ERISA Affiliates.

                  "Permitted Encumbrances" shall have the meaning provided in
Section 7.03.

                  "Permitted Holders" shall mean (i) Gibbons, Goodwin, van Amerongen ("GGvA"), (ii) Edward W. Gibbons, Todd Goodwin, Lewis W. van Amerongen and Elizabeth Varley Camp (the "GGvA Partners"), (iii) trusts created for the benefit of any of the GGvA Partners or the spouse, issue, parents or other relatives of any such GGvA Partner, (iv) entities controlled by any of such GGvA Partners, and (v) in the event of the death of any of the GGvA Partners, the heirs or testamentary legatees of such GGvA Partner.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Pledge Agreement" shall mean a Securities Pledge Agreement in form and substance satisfactory to the Agent and the Required Banks, delivered pursuant to Section 7.23, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Pledge Agreements" shall mean and include, once executed and delivered, the Pledge Agreement and any securities pledge agreements delivered pursuant to Section 6.14 or 6.15.

                  "Pledged Collateral" shall mean all the Pledged Collateral as defined in the General Security Agreements.

                  "Pledged Securities" shall mean all the Pledged Collateral as defined in the Pledge Agreements which shall include, without limitation, (i) all issued and outstanding shares of capital stock or any Person from time to time owned or held by the Borrower and its Subsidiaries,
(ii) all intercompany notes from time to time owned or held by the Borrower and its Subsidiaries, (iii) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to the Borrower and its Subsidiaries in respect of or in exchange for any or all of the foregoing and (iv) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) of any of the foregoing.

                  "Portion" shall mean the Revolving Portion.

                  "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

                  "Projected Financial Statements" shall have the meaning provided in Section 5.10(c).

                  "Real Property" shall mean all right, title and interest of the Borrower or any of its Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by the Borrower or any of its Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  "Recapitalization" shall have the meaning provided in the Recitals hereto.

                  "Refinancing" shall have the meaning provided in the Recitals hereto.

                  "Refinancing Documents" shall mean all documentation required in connection with the redemption of the Subordinated Notes and the issuance of the Senior Notes.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Required Banks" shall mean at any time two or more Banks (if at the time there are at least two Banks) holding at least 51% of the Total Commitments held by Banks (or, if the Total Commitments shall have been terminated, Banks holding at least 51% of the outstanding Loans and Letters of Credit Usage); provided that for the purposes of Section 4, the requirement that any document, agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (x) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Closing Date (or if amended or modified thereafter, the Agent has reasonably determined such amendment or modification not to be material), (y) such document, agreement, certificate or other writing is satisfactory to the Agent and (z) Banks holding more than 66-2/3% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Agent prior to the Closing Date.

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly below the column entitled "Revolving Loan Commitment," as same may be reduced from time to time pursuant to Sections 2.01, 3.02 and/or 8.

                  "Revolving Loans" shall have the meaning provided in Section 1.01.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a) (and shall include any amendments of or substitutions for such notes).

                  "Revolving Portion" shall mean, at any time, the portion of the Loan Facility evidenced by the Total Revolving Loan Commitment.

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act, as the same may be in effect from time to time.

                  "Secured Parties" shall have the meaning specified in the Security Documents.

                  "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Documents" shall mean each of the Pledge Agreements, the General Security Agreements and any other documents utilized to pledge any other property or assets of whatever kind or nature as Collateral for the Obligations.

                  "Senior Notes" shall have the meaning provided in the Recitals hereto.

                  "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of the Borrower or any of its Subsidiaries, (ii) the obligations of third-party insurers of the Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (iii) performance, payment, deposit or surety obligations of the Borrower or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                  "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve
System of
the United States or by any other Governmental Authority, domestic or foreign, with jurisdiction over the Agent or any Bank (including any branch, Affiliate or other funding office thereof making or holding a Loan) with respect to the Adjusted LIBOR applicable to any Borrowing, for any category of liabilities which includes deposits by reference to which the Adjusted LIBOR in respect of such Borrowing is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. For purposes of this definition, LIBOR Loans shall be deemed to constitute "Eurocurrency Liabilities" within the meaning of Regulation D and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Notes" shall have the meaning provided in the Recitals hereto.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

                  "Termination Event" means (i) other than the Recapitalization, a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

                  "Test Period" shall mean the four consecutive complete Fiscal Quarters of the Borrower then last ended.

                  "Title IV Plan" means any plan (other than a Multiemployer
Plan) described in Section 4021(a) of ERISA, and not excluded under Section 4021(b) of ERISA, which is or has been maintained by, or to which contributions are or have been made by, the Borrower or any of its ERISA Affiliates.

                  "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitment of each of the Banks.

                  "Total Utilization of Revolving Loan Commitment" shall mean, at any date of determination, the sum of the aggregate principal amount of all Revolving Loans.

                  "Type" shall mean a Base Rate Loan or LIBOR Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  "Unutilized Commitment" for any Bank at any time shall mean, on and after the Closing Date, the unutilized Revolving Loan Commitment of such Bank, after taking into effect the Letters of Credit Usage.

                  "Voting Stock" means all classes of capital stock of a corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                  SECTION 10.   The Agent.

                  10.01 Appointment. Each Bank hereby irrevocably designates and appoints Indosuez as Agent (such term to include the Agent acting as Collateral Agent) of such Bank to act as specified herein and in the other Credit Documents and such Bank hereby irrevocably authorizes such Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Such Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, such Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Agent. The provisions of this Section 10 are solely for the benefit of such Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, such Agent shall act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

                  For purposes of this Section 10 and Section 11.05, the term "Agent" shall refer to each of the Agent and the Collateral Agent.

                  10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                  10.03 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recit-als, statements, representations or warranties by the Borrower, any Subsidiary of the Borrower or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary of the Borrower. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of the Borrower to such Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  10.04 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 11.12, all the

Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  10.05 Notice of Default. The Agent shall be deemed not to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder, unless it has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  10.06 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  10.07 Indemnification. The Banks agree to indemnify the Agent in its capacity as such or in any other representative capacity under any other Credit Document ratably according to their aggregate Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                  10.08 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and other Affiliates of the Borrower as though such Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  10.09 Successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  10.10 Resignation, Transfer by Agent. (A) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 20 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to subsections B and C below or as otherwise provided below.

                  (B) Upon any such notice of resignation of an Agent, the Required Banks shall appoint a successor Agent acceptable to the Borrower and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion.

                  (C) If a successor Agent shall not have been so appointed within said 15 Business Day period, the resigning Agent with the consent of the Borrower shall then appoint a successor Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and total assets of at least $1 billion) who shall serve as a successor Agent until such time, if any, as the Required Banks appoint a successor Agent as provided above.

                  (D) If no successor Agent has been appointed pursuant to
Section 10.10(B) or (C) by the twentieth Business Day after the date such notice of resignation was given by the resigning Agent, such Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

                  (E) Notwithstanding anything to the contrary contained in this Section 10, Indosuez, as Agent, may transfer its rights and obligations to perform all of its functions and duties hereunder to its parent company or to any Affiliate of it or its parent company.



                  SECTION 11.  Miscellaneous.

                  11.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and, in each jurisdiction in which any Collateral is located, one local counsel to the Banks) with prior notice to the Borrower of the engagement of any counsel and of each of the Banks in connection with the enforcement of the Credit Documents (including in connection with any "work-out" or other restructuring of the Borrower's Obligations or in connection with any bankruptcy, reorganization or similar proceeding with respect to any Credit Party or its Subsidiaries) and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to the Borrower of the engagement of any counsel and the fees and expenses of any appraisers or any consultants or other advisors engaged with prior notice to the Borrower of any such engagement with respect to environmental or other matters; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the Refinancing or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); and (iv) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the assignment or attempted assignment to any other Person of all or any portion of Indosuez's interest under this Agreement pursuant to Section 11.04 incurred prior to 180 days following the Closing Date.

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, Wells Aluminum Corporation, 809 Gleneagles Court, Suite 300, Baltimore, Maryland 21286, Attention: Chief Financial Officer, with a copy to: Kramer, Levin, Naftalis, Nessin, Kamin & Frankel, 919 Third Avenue, New York, New York 10022, Attention: Michael S. Nelson, or if to another Credit Party, to its address specified in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after being deposited in the mails, when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

                  11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its interests hereunder without the prior written consent of the Banks; and provided, further, that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.04; provided that nothing in this Section 11.04 shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and (ii) granting participations in or assignments of such Bank's Loans, Notes and/or Commitments hereunder to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company. The Borrower shall issue new Notes to such assignees in conformity with Section 1.05 and the assignor shall return the old Notes to the Borrower. Upon the effectiveness of any assignment in accordance with clause (ii) above, the assignee, if not a Bank, will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Commitments being assigned. In the case of any participation in accordance with clause (ii) above, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a "Bank" for purposes of Sections 11.02 and 11.06(b).

                  (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining Loans, Notes and/or Commitments hereunder on the basis set forth below in this clause (b). Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  (A) Assignments. Each Bank, with the written consent of the Agent, which shall not be unreasonably withheld, which shall be evidenced on the notice in the form of Exhibit D-1 hereto, may assign pursuant to an Assignment Agreement substantially in the form of Exhibit D-2 hereto all or a portion of its Loans, Notes and/or Commitments hereunder pursuant to this clause (b)(A) to (x) one or more Banks or
         (y) one or more Eligible Assignees, in each case, in minimum amounts of $5,000,000, or all of its Loans, Notes and/or Commitments; provided that any assignment pursuant to clause (y) shall not result in the Borrower paying additional amounts pursuant to Section 3.04 as of the time of such assignment. Any assignment pursuant to this clause (b)(A) will become effective five Business Days after the Agent's receipt of
         (i) a written notice in the form of Exhibit D-1 hereto from the assigning Bank and the assignee Bank or Eligible Assignee, and (ii) a processing and recordation fee of $2,000 from the assigning Bank in connection with the Agent's recording of such sale, assignment, transfer or negotiation; provided that such fee shall only be payable if the assignment is between a Bank and a party that is not a Bank prior to the assignment. The Borrower shall issue new Notes to the assignee Bank or Eligible Assignee in conformity with Section 1.05 and the assignor shall return the old Notes to the Borrower. Upon the effectiveness of any assignment in accordance with this clause (b)(A), the assignee, if not a Bank, will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Commitments being assigned.

                  (B) Participations. Each Bank may transfer, grant or assign participations in all or any part of such Bank's Loans, Notes and/or Commitments hereunder pursuant to this clause (b)(B) to any Person; provided that (i) such Bank shall remain a "Bank" for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) change the scheduled final maturity date of any of the Loans, Notes or Commitments in which such participant is participating or (y) reduce the principal amount, interest rate or fees applicable to any of the Loans, Notes or Commitments in which such participant is participating or postpone the payment of any interest or fees or (z) release all or substantially all of the Collateral. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the

         Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a "Bank" for purposes of Sections 11.02 and 11.06(b).

                  11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  11.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with
Section 7 and all definitions used herein for any purpose shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 4.01(I).

                  (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however, that all computations of interest on LIBOR Loans and of fees payable pursuant to Section 2.03 hereof shall be made on the actual number of days elapsed over a year of 360 days.

                  11.08 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective Credit Party, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably appoints the Borrower and such other Persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or oth-erwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  11.10 Effectiveness. This Agreement shall become effective on the date on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at the Agent's Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the effectiveness of this Agreement.

                  11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Agent, (i) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or substantially all of the Collateral (except as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of this Section, or Section 1.10, 1.11, 3.04, 8, 10.07, 11.01, 11.02,
11.04, 11.06, 11.07(b) or 11.13, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Agent.

                  11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitments.

                  11.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank.

                  11.15 Waiver of Jury Trial. Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the transactions contemplated hereby or thereby.

                  11.16 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                      WELLS ALUMINUM CORPORATION


                                      By: /s/ W. Russell Asher
                                          ___________________________
                                          Name: W. Russell Asher
                                          Title: Senior Vice President

         Credit Agreement among Wells Aluminum Corporation, Credit Agricole Indosuez and the Banks listed herein



                                      CREDIT AGRICOLE INDOSUEZ, as Agent



                                      By: /s/
                                          ______________________________
                                          Name:
                                          Title:


                                      By: /s/ Haynes Chidsey
                                          ______________________________
                                          Name:
                                          Title:


                                      Revolving Loan Commitment:$

                                  SUMMIT BANK



                                  By: /s/
                                      ________________________
                                      Name:
                                      Title:


                                  Revolving Loan Commitment:$